SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

NATURAL HEALTH TRENDS CORP. (Name of Registrant As Specified in its Charter)

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NATURAL HEALTH TRENDS CORP.
2050 DIPLOMAT DRIVE
DALLAS, TEXAS 75234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 17, 2006

To the Stockholders of Natural Health Trends Corp.:
          The 2006 annual meeting of stockholders of Natural Health Trends Corp. (the “Company”) will be held on November 17, 2006 at 2050 Diplomat Drive, Dallas, Texas 75234 at 9:00 a.m. local time (Central Daylight Time). At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:
1.	Election of six (6) directors to the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders;

2.	Ratification of the appointment of Lane Gorman Trubitt, L.L.P. as the Company’s independent auditors for the fiscal year ending December 31, 2006;

3.	Approval of the Company’s 2007 Annual Incentive Plan;

4.	Approval of the Company’s 2007 Equity Incentive Plan; and

5.	Any other matters that properly come before the meeting.
          All holders of record of shares of the Company’s common stock at the close of business on October 6, 2006 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

October 20, 2006	/s/ Gary C. Wallace Gary C. Wallace Secretary
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO OUR TRANSFER AGENT. THIS PROXY STATEMENT AND PROXY CARD ARE BEING MAILED TO THE COMPANY’S STOCKHOLDERS ON OR ABOUT OCTOBER 20, 2006.

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NATURAL HEALTH TRENDS CORP.
2050 Diplomat Drive, Dallas, Texas 75234
PROXY STATEMENT
          This proxy statement contains information related to the annual meeting of stockholders of Natural Health Trends Corp. (“the Company”) to be held on November 17, 2006, beginning at 9:00 a.m., at the Company’s executive offices, 2050 Diplomat Drive, Dallas, Texas 75234, and at any postponements or adjournments thereof. This proxy statement is being mailed to stockholders on or about October 20, 2006.
ABOUT THE MEETING
What is the purpose of the meeting?
          At the annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders included with this proxy statement, including the election of Directors, and ratification of the appointment of the Company’s independent public accountants.
Who is entitled to vote at the meeting?
          Only stockholders of record at the close of business on October 6, 2006, the record date for the meeting (the “Record Date”), are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.
What are the voting rights of the holders of the Company’s common stock?
          Each outstanding share of the Company’s common stock will be entitled to one vote on each matter considered at the meeting. Cumulative voting in the election of directors is prohibited by the Company’s certificate of incorporation.
Who can attend the meeting?
          All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.
What constitutes a quorum?
          The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock outstanding on the record date will constitute a quorum, permitting the stockholders to act upon the matters outlined in the Notice of Annual Meeting of Stockholders. As of the record date, 8,199,933 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 4,181,966 shares of common stock will be required to establish a quorum.

          Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.
How do I vote?
          If you complete and properly sign the accompanying form of proxy and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy in person.
Can I revoke my proxy after I return it?
          Proxies given by stockholders of record for use at the annual meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the annual meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of the annual meeting on the day of the annual meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.
What are the Board of Directors’ recommendations?
          Unless you give other instructions on your returned proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board of Directors recommends a vote:
•	for election of the nominated slate of Directors (see Item One),

•	for ratification of the appointment of Lane Gorman Trubitt, L.L.P. as the Company’s independent auditors for the fiscal year ending December 31, 2006 (see Item Two),

•	for the approval of the Company’s 2007 Annual Incentive Plan (see Item Three), and

•	for the approval of the Company’s 2007 Equity Incentive Plan (see Item Four).
          With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?
          Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. A properly executed proxy marked “Withhold

Authority” with respect to the election of all Directors will not be voted with respect to the Directors, although it will be counted for purposes of determining whether there is a quorum.
          Ratification of Independent Auditors. For the ratification of the appointment of Lane Gorman Trubitt, L.L.P. as the Company’s independent auditors for the fiscal year ending December 31, 2006 (Item Two), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item at the annual meeting will be required for approval. A properly executed proxy marked “Abstain” with respect to Item Two will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote for such Item.
          Approval of the Annual Incentive Plan and the Equity Incentive Plan. For the approval of each of the Company’s 2007 Annual Incentive Plan (Item Three) and the Company’s 2007 Equity Incentive Plan (Item Four), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on each of the items at the annual meeting will be required for approval. A properly executed proxy marked “Abstain” with respect to Items Three and/or Four will not be voted for that Item, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote for such Item.
          Broker non-votes will count in determining if a quorum is present at the annual meeting. A broker non-vote occurs if a broker or other nominee attending the annual meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.
What types of expenses will the Company incur?
          The expense of preparing, printing and mailing this proxy statement and notice, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company may elect to engage a proxy solicitation firm to solicit stockholders to vote or grant a proxy with respect to the proposals contained in this proxy statement. The Company will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

STOCK OWNERSHIP
Who are the owners of the Company’s stock?
          The following table shows the amount of the Company’s common stock beneficially owned (unless otherwise indicated) as of the Record Date by (i) each stockholder we know is the beneficial owner of more than 5% of the Company’s common stock, (ii) each director or director nominee, (iii) each of the executive officers named in the Summary Compensation Table set forth under “Executive Compensation” and (iv) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them.

	Amount and
	Nature of		Percent
	Beneficial		of
Name and Address of Beneficial Owner(1)	Ownership(2)		Class(2)
Stephanie S. Hayano	—		*

Robert H. Hesse(3) 360 Thornton Road Englewood, NJ 07631	6,984	(4)	*

Anthony B. Martino	7,500	(5)	*

Randall A. Mason	126,262	(6)	1.5%

Terrence M. Morris	7,500	(7)	*

Colin J. O’Brien	17,500	(8)	*

Sir Brian Wolfson	86,627	(9)	1.0%

John Cavanaugh	453,968	(10)	5.4%

Chris Sharng	27,932	(11)	*

Richard S. Johnson	23,000	(12)	*

Keith C. Zagar 704 Chaucer Court Southlake, TX 76092	—		*

Per Ahlund	—		*

	Amount and
	Nature of		Percent
	Beneficial		of
Name and Address of Beneficial Owner(1)	Ownership(2)		Class(2)
Mark D. Woodburn(13) 809 Dominion Drive Southlake, TX 76092	16,921	(14)	*

Terry A. LaCore(15) 3105 Brookhollow Lane Flower Mound, TX 75028	244,998	(16)	3.0%

Krage & Janvey, L.L.P. 2100 Ross Avenue Suite 2600 Dallas, Texas 75201	1,081,066	(17)	13.2%

Directors and Executive Officers As a Group (10 persons)	1,831,355	(18)	21.1%

*	Indicates beneficial ownership of less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Natural Health Trends Corp., 2050 Diplomat Drive, Dallas, Texas 75234

(2)	Any securities not outstanding that are subject to options or conversion privileges exercisable within 60 days of April 28, 2006 are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person in accordance with Item 403 of Regulation S-K of the Securities Act 1933 and Rule 13(d)-3 of the Securities Exchange Act, and based upon 8,199,933 shares of common stock outstanding (excluding treasury shares) as of the Record Date.

(3)	Mr. Hesse is a former director of the Company and the former Interim Chief Executive Office of the Company, and therefore the shares beneficially owned by him are not included in “Directors and Executive Officers as a Group.”

(4)	Includes 1,984 shares of common stock issuable upon the exercise of warrants held by Mr. Hesse.

(5)	Includes 7,500 shares of common stock issuable upon the exercise of options held by Mr. Martino.

(6)	Includes (i) 67,500 shares of common stock issuable upon the exercise of options held by Mr. Mason, (ii) 27,399 shares owned by Marden Rehabilitation Associates, Inc., an entity controlled by Mr. Mason, and (iii) 31,363 shares of common stock owned by Magco, Inc, an entity controlled by Mr. Mason.

(7)	Includes 7,500 shares of common stock issuable upon the exercise of options held by Mr. Morris.

(8)	Includes 7,500 shares of common stock issuable upon the exercise of options held by Mr. O’Brien.

(9)	Includes (i) 60,000 shares issuable upon the exercise of options held by Capital Development S.A, an entity controlled by Sir Brian Wolfson (“Capital Development”), (ii) 1,984 shares of common stock issuable upon the exercise of warrants held by Capital Development, (iii) 4,190 shares of common stock owned by Capital Development, (iv) 12,953 shares of common stock owned by Schweco Nominee Limited, an entity controlled by Sir Brian Wolfson and (v) 7,500 shares of common stock issuable upon the exercise of options held by Sir Brian Wolfson.

(10)	Includes (i) 253,580 shares of common stock issuable upon the exercise of options held by Mr. Cavanaugh, and (ii) 1,984 shares of common stock issuable upon the exercise of warrants held by Mr. Cavanaugh.

(11)	Includes (i) 1,984 shares of common stock issuable upon the exercise of warrants held by Mr. Sharng, and (ii) 22,464 shares of common stock issuable upon the exercise of options held by Mr. Sharng.

(12)	Includes 23,000 shares of common stock issuable upon the exercise of options held by Mr. Johnson. Mr. Johnson is a former executive officer of the Company, and therefore the shares beneficially owned by him are not included in “Directors and Executive Officers as a Group.”

(13)	Mr. Woodburn is a former director and the former President and Secretary of the Company, and therefore the shares beneficially owned by him are not included in “Directors and Executive Officers as a Group.”

(14)	Some elements of Mr. Woodburn’s beneficial ownership are based on the Company’s good faith estimates, but no assurance can be given that these estimates are correct. Includes (i) 14,937 shares of common stock held by the LaCore and Woodburn Partnership, a general partnership with respect to which Mr. Woodburn is a general partner, and (ii) 1,984 shares of common stock issuable upon the exercise of warrants held by the LaCore and Woodburn Partnership. Excludes 540,533 shares of common stock that are held in escrow by a third party for the benefit of the LaCore and Woodburn Partnership. See “Governance of the Company - Certain Relationships and Related Transactions.”

(15)	Mr. LaCore is a former director of the Company and the former Chief Executive Office of Lexxus International, Inc., and therefore the shares beneficially owned by him are not included in “Directors and Executive Officers as a Group.”

(16)	Some elements of Mr. LaCore’s beneficial ownership are based on the Company’s good faith estimates, but no assurance can be given that these estimates are correct. Includes (i) 14,937 shares of common stock held by the LaCore and Woodburn Partnership, a general partnership with respect to which Mr. LaCore is a general partner, (ii) 1,984 shares of common stock issuable upon the exercise of warrants held by the LaCore and Woodburn Partnership, and (iii) 1,984 shares of common stock issuable upon the exercise of warrants held by Mr. LaCore. Excludes 540,533 shares of common stock that are held in escrow by a third party for the benefit of Mr. LaCore and 540,533 additional shares of common stock that are held in escrow by a third party for the benefit of the LaCore and Woodburn Partnership. See “Governance of the Company — Certain Relationships and Related Transactions.

(17)	On February 10, 2006, the Company entered into an Escrow Agreement with Mark Woodburn and Terry LaCore (each of whom are former officers and directors of the Company), the LaCore and Woodburn Partnership, and Krage and Janvey LLP, as escrow agent. Pursuant to the Escrow Agreement, (i) the Company issued and deposited with the escrow agent stock certificates in the name of the escrow agent representing an aggregate of 1,081,066 shares of the Company’s common stock, and (ii) the escrow agent granted an irrevocable proxy to the Company to vote the escrowed shares on all matters presented at meetings of stockholders or any written consent executed in lieu thereof. The parties have agreed that the escrow agent will hold the escrowed shares (as well as other escrowed assets) until it receives (i) joint written instructions from the Company, Woodburn and LaCore, or (ii) a final non-appealable order from a court of competent jurisdiction.

(18)	Includes (i) 462,496 shares that may be acquired upon the exercise of outstanding options or warrants that currently are exercisable or will become exercisable within the next 60 days by the Company’s directors and executive officers and (ii) 1,081,066 shares of common stock issued to an escrow agent with respect to which the Company’s board of directors has a right to vote such shares at meetings of stockholders or a written consent executed by stockholders in lieu of a meeting. See “Governance of the Company – Certain Relationships and Related Transactions.”
What is the status of Section 16(a) beneficial ownership reporting compliance?
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied, except the following: Mssrs. Martino, Morris and Ahlund did not file a Form 3 or a Form 4 for one transaction each; Mssrs. Sharng and Davidson and Sir Brian Wolfson filed a Form 4 late for one transaction each; Mr. Hesse filed a Form 4 late for each of two transactions; and Mssrs. Sharng and Mason failed to file a Form 4 for one transaction each.
GOVERNANCE OF THE COMPANY
Who are the current members of the Board of Directors?
          The members of the Board of Directors on the date of this proxy statement and the committees of the Board of Directors on which they currently serve are identified below.

		Audit	Compensation	Nominating
Director	Age	Committee	Committee	Committee

Stephanie S. Hayano	52

Anthony B. Martino	64	C

Randall A. Mason	47

Terrence M. Morris	58	M	M	M

Colin J. O’Brien	67	M	C

Sir Brian Wolfson	71			C

M = Member

C = Chair
Who is the Chairman of the Board?
          Sir Brian Wolfson served as the Company’s Chairman of the Board throughout 2005. On March 28, 2006, Sir Brian Wolfson resigned as Chairman for personal reasons, became Vice Chairman of the Board, and Mr. Mason was elected Chairman of the Board. The Chairman of the Board organizes the work of the Board of Directors and ensures that the Board of Directors has access to sufficient information to enable the Board of Directors to carry out its functions, including monitoring the Company’s performance and the performance of management. In carrying out this role, the Chairman, among other things, presides over all meetings of the Board of Directors and stockholders, including executive sessions of the Board of Directors in which management directors and other members of management do not participate, establishes the annual agenda of the Board of Directors and agendas of each meeting in consultation with the President and oversees the distribution of information to directors.
Which directors are considered independent?
          The Board of Directors has determined that Messrs. Martino, Morris and O’Brien and Sir Brian Wolfson are independent directors (as independence is defined in the rules of The Nasdaq Stock Market). In assessing the independence of the directors, the Board of Directors determines whether or not any director has a material relationship with us (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors considers all relevant facts and circumstances in making independence determinations, including the existence and scope of any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.
How often did the Board of Directors meet during fiscal 2005?
          The Board of Directors met seven times during the fiscal year ended December 31, 2005, and each director attended at least seventy-five percent (75%) of these meetings and the meetings of the committees of the Board of Directors on which such director served.
What is the role of the Board of Directors’ committees?
          The Board of Directors has standing Audit, Compensation and Nominating Committees, and during the first quarter of 2006 formed a Search Committee to search for a chief executive officer for the Company. In August 2006, following the appointment of Stephanie S. Hayano as the Company’s President and Chief Executive Officer, the Search Committee disbanded.
          Audit Committee. Randall A. Mason (Chairman), Sir Brian Wolfson and Robert H. Hesse served on the Audit Committee of the Board of Directors during 2005. Messrs. Mason and Hesse resigned as members of the Audit Committee in the course of 2005 because they could no longer be considered “independent” in accordance with applicable rules.
          On December 7, 2005, Anthony B. Martino (Chairman), Terrence M. Morris, and Colin J. O’Brien were elected to the Board of Directors and appointed to the Audit Committee. At such time, Sir Brian Wolfson resigned from the Audit Committee.
          The Board of Directors has determined that the current members of the Audit Committee are independent and satisfy the other criteria set forth in the NASDAQ National Market listing standards and meet the independence requirements contained in Exchange Act Rule 10A-3(b)(1). The Board of Directors has determined that Mr. Martino meets the SEC criteria of an “audit committee financial expert” and at least one additional member meets the requirements of NASD Marketplace Rule 4350, financial oversight responsibilities.
          The function of the Audit Committee is set forth in the Audit Committee Charter as approved by the Board. In general these responsibilities include meeting with the internal financial staff of the Company and the independent public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company financial reporting and (iv) the internal controls employed by the Company..
          The Audit Committee is also directly and solely responsible for the appointment, retention, compensation, oversight and termination of the Company’s independent accountants. In addition, the Audit Committee will also function as the Company’s Qualified Legal Compliance Committee (the “QLCC”). The purpose of a QLCC is to receive, retain and investigate reports made directly, or otherwise made known, of evidence of material violations of any United States federal or state law, including any breach of fiduciary duty by the Company, its officers, directors, employees or agents, and if the QLCC believes appropriate, to recommend courses of action to the Company.
          The Audit Committee’s findings and recommendations are reported to management and the Board of Directors for appropriate action
          Compensation Committee. The functions of the Compensation Committee are described below under the heading “Executive Compensation—Report of the Compensation Committee.”
          Nominating Committee. The Nominating Committee operates pursuant to a charter approved by our Board of Directors, a copy of which is posted on our website at www.naturalhealthtrendscorp.com. The Nominating Committee is comprised of directors who are independent for purposes of the NASDAQ National Market listing standards. The Nominating Committee considers and makes recommendations to the Board of Directors with respect to the size and composition of the Board of Directors and identifies potential candidates to serve as directors. The Nominating Committee identifies candidates to the Board of Directors by introduction from management, members of the Board of Directors, employees or other sources and stockholders that satisfy the Company’s policy regarding stockholder recommended candidates. The Nominating Committee does not evaluate director candidates recommended by stockholders differently than director candidates recommended by other sources. The Nominating Committee met once during 2005.
          Stockholders wishing to submit recommendations for the 2006 annual meeting should write to the General Counsel c/o Natural Health Trends Corp., 2050 Diplomat Drive, Dallas, Texas 75234. Any such stockholder must meet and evidence the minimum eligibility requirements specified in Exchange Act Rule 14a-8 and submit, within the same timeframe for submitting a stockholder proposal required by Rule 14a-8: (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (iv) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors.

          In considering Board of Directors candidates, the Nominating Committee takes into consideration the Company’s Board Candidate Guidelines (as set forth in the charter of the Nominating Committee), the Company’s policy regarding stockholder recommended director candidates, as set forth above, and all other factors that they deem appropriate, including, but not limited to, the individual’s character, education, experience, knowledge and skills.
          To date, the Nominating Committee has not received a candidate recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of the Company’s common stock.
          Search Committee. Following the termination of Mark D. Woodburn as the Company’s President, the Board of Directors formed the Search Committee to identify and consider appropriate candidates to serve as the Company’s next chief executive officer. Mr. O’Brien served as Chairman and Messrs. Martino and Mason also served on the Search Committee. The Search Committee did not formally meet during 2005. In August 2006, following the appointment of Stephanie S. Hayano as the Company’s President and Chief Executive Officer, the Search Committee disbanded.
What is the Executive Management Committee?
          On March 28, 2006, the Board of Directors authorized the formation of the Executive Management Committee to replace the prior “Office of the Chief Executive.” The Executive Management Committee was not a Committee of the Board of Directors, but rather was charged with managing the Company’s day-to-day operations while the Search Committee conducted its search for a chief executive officer for the Company. The Executive Management Committee, consisted of Curtis Broome, the Company’s President of NHT Global, Chris Sharng, the Company’s Executive Vice President and Chief Financial Officer, and John Cavanaugh, the President of the Company’s MarketVision subsidiary, and reported directly to the Board of Directors. Terrence M. Morris, a member of the Board of Directors attended Executive Management Committee meetings and acted as a liaison with the Board of Directors regarding matters addressed by the Executive Management Committee. In August 2006, following the appointment of Ms. Hayano as the Company’s President and Chief Executive Officer, the Executive Management Committee disbanded.
How are directors compensated?
          Employee directors do not receive compensation for their services as directors. Each non-employee member of our Board of Directors receives a cash retainer, plus the reimbursement of their respective out-of-pocket expenses incurred in connection with the performance of their duties as directors. The cash retainer is payable to each director monthly, with each of Messrs. Martino, Morris and O’Brien receiving a monthly retainer of $3,333, Sir Brian Wolfson receiving a monthly retainer of $4,167 and Mr. Mason receiving a monthly retainer of $5,333. Mr. Martino receives an additional payment of $2,000 per month for services rendered as Chairman of the Audit Committee. Mr. Morris received an additional payment of $4,000 per month as compensation for his director duties associated with acting as a liaison between the Executive Management Committee and the Board of Directors from March 28, 2006 to July 28, 2006. Mr. Morris also received $4,000 for assisting the Company’s new Chief Executive Officer during August 2006.
          In 2005, the Company issued options to purchase 7,500 shares of common stock to each of Sir Brian Wolfson and Messrs. Hesse, Mason, Martino, Morris and O’Brien as compensation for serving as directors of the Company. It is anticipated that following the Company’s stockholders meeting in November 2006, the Company will issue to each of the Company’s non-employee directors options exercisable for 15,000 shares of common stock at a price per share equal to the fair market value of the Company’s common stock on the date of grant (as reported by The Nasdaq Stock Market) as compensation for services rendered as members of the Board.
How do stockholders communicate with the Board of Directors?
          Stockholders or other interested parties wishing to communicate with the Board of Directors, the independent directors as a group, or any individual director may do so in writing by sending an e-mail to the attention of Randall A. Mason, Chairman of the Board, at chairman@nhtglobal.com Accounting controls and other financial matters will be referred to our Audit Committee chairperson. Other matters will be referred to the Board of Directors, the independent directors, or individual directors as appropriate. Stockholders may also have an opportunity to communicate with board members at the annual meeting, as the Company has a policy encouraging board member attendance at such meetings. One of the five then serving members of the Board of Directors attended the Company’s 2005 annual meeting of stockholders.
Does the Company have a Code of Ethics?
          The Company has a Code of Business Conduct and a Code of Ethics for Senior Financial Officers (collectively, the “Codes”) that apply to our employees, officers (including our principal executive officer and principal financial officer) and directors. The Codes are intended to establish standards necessary to deter wrongdoing and to promote compliance with applicable governmental laws, rules and regulations and honest and ethical conduct. The Codes cover all areas of professional conduct, including conflicts of interest, fair dealing, financial reporting and disclosure, protection of Company assets and confidentiality. Employees have an obligation to promptly report any known or suspected violation of the Codes without fear of retaliation. Waiver of any provision of the Codes for executive officers and directors may only be granted by the Board of Directors or one of its committees and any such waiver or modification of the Codes relating to such individuals will be disclosed by the Company.
Certain Relationships and Related Transactions—What related party transactions involved directors, executive officers or significant stockholders?
          S&B Business Services. In August 2001, the Company entered into a written lease agreement and an oral management agreement with S&B Business Services, an affiliate of Brad LaCore, the brother of Terry LaCore, former Chief Executive Officer of Lexxus International, Inc. (“Lexxus U.S.”) and former director of the Company, and Sherry LaCore, Brad LaCore’s spouse. Under the terms of the two agreements, S&B Business Services provided warehouse facilities and certain equipment, managed and shipped inventory, provided independent distributor support services and disbursed payments to independent distributors. In exchange for these services, the Company paid $18,000 annually for leasing the warehouse, $3,600 annually for the lease of warehouse equipment and $120,000 annually for the management services provided, plus an annual average of approximately $12,000 for business related services. The Company paid S&B Business Services approximately $150,000, $160,000 and $158,000 during 2003, 2004 and 2005, respectively, and approximately $18,000 during the six month period ended June 30, 2006. The payment disbursement function was transferred to the Company’s Dallas head office during the third quarter of 2005. In January 2006, the Company hired Sherry LaCore as an employee and simultaneously terminated the oral management agreement with S&B Business Services. Additionally, the Company to closed the warehouse facility by the end of March 2006 and terminated the related lease agreement.
     William Woodburn. In September 2001, the Company entered into an oral consulting agreement with William Woodburn, the father of Mark Woodburn, former President and director of the Company, pursuant to which William Woodburn provided the Company with management advice and other advisory assistance. In exchange for such services, the Company starting June 8, 2001 paid to Ohio Valley Welding, Inc., an affiliate of William Woodburn, $6,250 on a bi-weekly basis. The Company paid $168,750 and $118,750 during 2003 and 2004, respectively, to Ohio Valley Welding, Inc. The consulting agreement between the Company and William Woodburn was terminated as of September 30, 2004.
     Former Controller Payments. The Company’s former controller is married to Mark Woodburn, former President and director of the Company. Her employment with the Company ended in August 2004. The Company paid her approximately $100,000 in each of the years 2003 and 2004.
     MarketVision. On March 31, 2004, the Company entered into a merger agreement with MarketVision Communications Corporation (“MarketVision”), pursuant to which the Company acquired all of the outstanding capital stock of MarketVision. As a founding stockholder of MarketVision, Terry LaCore, former Chief Executive Officer of Lexxus U.S. and former director of the Company, received 450,000 shares of the Company’s common stock and was entitled to receive approximately $840,000 plus interest from promissory notes issued by the Company. As a stockholder of MarketVision, John Cavanaugh received 196,420 shares of the Company’s common stock, cash in the amount of $1,094,000 and was entitled to receive approximately $1,934,000 plus interest from promissory notes issued by the Company. In 2005, each of Messrs. LaCore and Cavanaugh received principal and interest payments under the notes totaling $314,297, and as December 31, 2005 no amounts remained outstanding under the notes.
     The Company also entered into a software license agreement (the “Software License Agreement”) with MarketVision Consulting Group, LLC, an entity owned by the former stockholders of MarketVision (other than Mr. LaCore) (the “Licensee”). Upon an Event of Default (as defined), the Software License Agreement grants, among other things, the Licensee with an irrevocable, exclusive, perpetual, royalty free, fully-paid, worldwide, transferable, sublicensable right and license to use, copy, modify, distribute, rent, lease, enhance, transfer, market, and create derivative works to the MarketVision software. An “Event of Default” under the Software License Agreement includes a “Share Default,” which is defined as the market value per share of the Company failing to equal or exceed $10.00 per share for any one rolling period of six months for a certain period following the acquisition of MarketVision. The last time that the Company’s stock closed at or above $10.00 per share was February 16, 2006, and a Share Default would otherwise have occurred on August 17, 2006. In August and September 2006, the parties to the Software License Agreement amended that agreement to provide that no Share Default will occur prior to October 30, 2006.
     Despite the granting of such a license to the Licensee if an Event of Default should occur, under the Software License Agreement, the Company and MarketVision retain the right to continue to use the MarketVision software for its internal use only and not as an application service provider or service bureau, but may not rent, lease, license, transfer or distribute the software without the Licensee’s prior written consent. Moreover, the Company would have the right to receive certain application service provider services from Licensee. Although the Company does not believe that an Event of Default would, by itself, have a material adverse effect on the Company, it is possible that it could trigger other events that could have such an effect.
     2004 Private Placement. On October 6, 2004, certain members of the Company’s board of directors and certain of the Company’s officers invested approximately $25,000 and purchased 1,984 units upon the same terms and conditions as the other buyers in the private placement.
     Import Services. A director of the Company’s China subsidiary is the sole director of Access Int’l (Zhuhai Ftz) Warehousing & Trading Co. Ltd. and its group (collectively, “Access”), a transportation and logistics company, and the owner of Info Development Ltd. (“Info”), an import services company, both of which provided services to the Company’s Hong Kong subsidiary. Payments totaling approximately $5.2 million and $0.2 million were paid to Access and Info during 2005, respectively and approximately $382,000 were paid to Acess and Info during the six month period ended June 30, 2006. At June 30, 2006, approximately $18,000 was due to Info.
     Matters Relating to Messrs. Woodburn and LaCore. On November 10, 2005, an independent investigator retained by the Company’s Audit Committee learned that an entity controlled by Messrs. Woodburn and LaCore received payments from an independent distributor of the Company’s products during 2001 through August 2005. The Company believes that Messrs. Woodburn and LaCore received from such independent distributor a total of approximately $1.4 million and $1.1 million, respectively. The Company believes that the fees paid by the Company to such independent distributor were not in excess of the amounts due under the Company’s regular distributor compensation plan.
     Approximately $2.4 million of the funds paid by the independent distributor to Messrs. Woodburn and LaCore were paid at the direction of Messrs. Woodburn and LaCore to an entity that is partially owned by Mr. Woodburn’s father and Randall A. Mason, the Company’s current Chairman of the Board and former Chairman of the Audit Committee. The funds were subsequently paid to an entity controlled by Messrs. Woodburn and LaCore at their direction. After investigation by the Audit Committee, the Board of Directors of the Company concluded that Mr. Mason was unaware that these payments were directed by Messrs. Woodburn and LaCore to an entity partially owned by him until uncovered by the Audit’s Committee’s independent investigator on November 10, 2005, and that Mr. Mason was not involved in any misconduct and received no pecuniary benefit from the payments made by the independent distributor. However, since payments were directed into an entity that is partially owned by Mr. Mason, he could no longer be considered “independent” in accordance with the rules of The NASDAQ Stock Market and under the federal securities laws. Therefore, effective November 11, 2005, Mr. Mason resigned as Chairman and a member of the Company’s Audit Committee.
     On November 14, 2005, in light of the information learned by the Company’s Audit Committee on November 10, 2005, the Company terminated the employment of each of Messrs. Woodburn and LaCore. No severance has been paid by the Company to Messrs. Woodburn and LaCore.
     In addition, a loan made by the Company under the direction of Mr. Woodburn in the aggregate principal amount of $256,000 in February 2004 was previously recorded as a loan to a third party. On November 10, 2005, the Audit Committee investigator learned that the Company actually loaned the funds to an entity owned and controlled by the parents of Mr. Woodburn. The loan was repaid in full, partially by an entity controlled by a third party and partially by an entity controlled by Mr. Woodburn in December 2004.
     On February 10, 2006, the Company entered into an Escrow Agreement (the “Agreement”) with Messrs. Woodburn and LaCore, the LaCore and Woodburn Partnership, an affiliate of Woodburn and LaCore, and Krage and Janvey LLP, as escrow agent (the “Agent”). Pursuant to the Agreement, (i) the Company agreed to issue and deposit with the Agent stock certificates in the name of the Agent representing an aggregate of 1,081,066 shares of the Company’s common stock (the “Escrowed Shares”) and (ii) Woodburn and LaCore deposited with the Agent $1,206,000 in immediately available funds (the “Cash Deposit”). The Escrowed Shares are the shares of common stock issuable upon the cashless exercise of options issued in 2001 and 2002 to LaCore and the LaCore and Woodburn Partnership for 1,200,000 shares of common stock exercisable at $1.00 and $1.10 per share. The number of Escrow Shares is based upon the closing price of the Company’s common stock on February 9, 2006 of $10.14 and the surrender of 118,934 option shares as payment of the aggregate exercise price of $1,206,000.
     The Escrowed Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, to the Agent upon receipt from the Agent of an irrevocable proxy (the “Proxy”) to the Company to vote the Escrowed Shares on all matters presented at meetings of stockholders or any written consent executed in lieu thereof. The parties have agreed that the Agent will hold the Escrowed Shares and the Cash Deposit until it receives (i) joint written instructions from the Company, Woodburn and LaCore, or (ii) a final non-appealable order from a court of competent jurisdiction. Each of the Company and Woodburn and LaCore has further agreed that all current and future rights, claims, defenses and causes of actions they have or may have against each other are preserved.
     On March 23, 2006, an independent investigator retained by the Audit Committee of the Board of Directors confirmed that affiliates of immediate family members of Mr. Woodburn have owned since 1998, and continue to own, equity interests in Aloe Commodities (“Aloe”), the largest manufacturer of the Company and the supplier of the Skindulgence® Line and LaVie™ products, representing approximately 5% of the outstanding shares of Aloe. The Company paid

Aloe and certain of its affiliates approximately $2,348,000 and $4,135,000 during the three and six month periods ended June 30, 2005, respectively. The Company paid Aloe and certain of its affiliates approximately $1,557,000 during the three and six month periods ended June 30, 2006. At June 30, 2006, approximately $816,000 was due to Aloe and certain of its affiliates.
     In August 2006, the Company was advised by the Staff of the Securities and Exchange Commission that it is conducting an informal inquiry into matters that are the subject of previously disclosed investigations by the Company’s Audit Committee, including the payments received by two former officers and directors of the Company from an independent distributor. In connection with the inquiry, the SEC staff has requested that the Company voluntarily provide it with certain information and documents, including information gathered by the independent investigator engaged by the Company’s Audit Committee. The Company intends to cooperate with the SEC inquiry.
REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report of the Audit Committee by reference therein.
     The Audit Committee operates pursuant to a written charter approved by the Board. In 2005, the Audit Committee met four times. During 2006 the Audit Committee will have met no less than quarterly.
     Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent public accounting firm, selected each year by the Audit Committee, with the approval of the Board of Directors, is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. As described in the Audit Committee Charter, generally the Audit Committee’s responsibility is to monitor and oversee these processes.
     In addition to its other responsibilities under the Audit Committee Charter, the Audit Committee has reviewed and discussed with management of the Company the Company’s audited financial statements for the year ended December 31, 2005. The Audit Committee has discussed with BDO Seidman LLP (“BDO”), the Company’s independent public accounting firm for 2005, the matters required to be discussed by Statement No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from BDO written affirmation of their independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the BDO representatives their independence from the Company and its management.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors for the Company that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
Members of the Audit Committee
Anthony B. Martino (Chairman)
Terrence M. Morris
Colin J. O’Brien
EXECUTIVE COMPENSATION
Report of the Compensation Committee on Executive Compensation
     The following Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report of the Compensation Committee by reference therein.
     Sir Brian Wolfson (Chairman), Randall A. Mason and Robert H. Hesse served on the Compensation Committee of the Board of Directors during 2005, although Messrs. Mason and Hesse resigned as members of the Compensation Committee in the course of 2005 because they could no longer be considered “independent” in accordance with applicable rules. On December 7, 2005, Colin J. O’Brien (Chairman) and Terrence M. Morris were elected to the Board of Directors and appointed to the Compensation Committee, and at such time Sir Brian Wolfson resigned from the Compensation Committee. The Compensation Committee is comprised of directors who are independent for purposes of the Nasdaq National Market listing standards. The Compensation Committee is primarily responsible for approving salaries, bonuses and other compensation for the Company’s President and executive officers, reviewing management recommendations relating to new incentive compensation plans and changes to existing incentive compensation plans, and administering the Company’s stock plans, including granting options and setting the terms thereof pursuant to such plans (all subject to approval by the Board of Directors). During 2005, the Compensation Committee met seven (7) times.
     The Compensation Committee’s Executive Compensation Philosophy. The Compensation Committee’s goal is to develop executive compensation policies and practices that are consistent with and linked to the Company’s long term goal of maximizing stockholder value. The program is designed to facilitate the long-term success and growth of the Company through the attraction, motivation, and retention of outstanding executives.
     The objectives of the Company’s executive compensation programs are to: (i) attract and retain the highest quality executives, (ii) inspire and motivate executive officers to increase Company performance, (iii) align executive officers’ financial interest with those of the

Company’s long-term investors, and (iv) reward executive officers for exceptional individual contributions to the achievement of the Company’s objectives.
     Executive compensation consists of three components: base salary, annual incentive bonuses and long-term incentive awards (stock options). Each compensation component is offered to executives in varying combinations, structured in each case, to meet varying business objectives and to provide a level of total compensation comparable to similarly situated public companies.
     Compensation of the Chief Executive Officer. Mr. Woodburn received salary compensation of $127,923 in 2005. Effective October 3, 2005, Mr. Woodburn was terminated as the Company’s chief executive officer and Mr. Hesse, a member of the Company’s Board of Directors since July 2004, was appointed the Company’s Interim Chief Executive Officer. On the basis of negotiations between the Compensation Committee and Mr. Hesse, Mr. Hesse was paid compensation of $2,000 per day during the remainder of 2005, plus the reimbursement of his out-of-pocket expenses.
Members of the Compensation Committee
Colin J. O’Brien (Chairman)
Terrence M. Morris
Compensation Committee Interlocks and Insider Participation
     During 2005, the following directors served on the Compensation Committee: Sir Brian Wolfson and Messrs. Mason, Hesse, O’Brien and Morris. No member of our compensation committee is a current or former officer or employee of the Company or its subsidiaries (except Mr. Hesse, who served as the Company’s Interim Chief Executive Officer from October 3, 2005 to March 28, 2006) or has had a relationship requiring disclosure by the Company under applicable federal securities regulations. No executive officer of the Company served as a director or member of the compensation committee of any entity that has one or more executive officers serving as a member of the Company’s board of directors or compensation committee.
Executive Officers of the Company
     Certain information concerning executive officers of the Company is set forth below:

Name	Age	Position(s) with the Company
Stephanie S. Hayano	52	President and Chief Executive Officer

Chris Sharng	43	Executive Vice President and Chief Financial Officer

John Cavanaugh	45	President of MarketVision

Per Ahlund	57	Vice President of Worldwide Supply Chain Management

Timothy S. Davidson	36	Chief Accounting Officer

     Stephanie S. Hayano. Ms. Hayano has been the President and Chief Executive Officer of the Company since July 31, 2006. Previously, she was the president of her own consulting company since September 2004. From January 2002 to September 2004, Ms. Hayano was General Manager and Chief Operating Officer of the Personal Care Division of Cosmopolitan Cosmetics, a $150 million division of Proctor & Gamble’s Wella unit. From May 1999 to December 2001, Ms. Hayano was Executive Vice President of AM Products, a $120 million manufacturer of value-driven cosmetics products. From 1993 until 1999, Ms. Hayano served as Vice President of Marketing for Del Laboratories’ “Sally Hansen” and “Naturistics” brands.
     Chris Sharng. Mr. Sharng has been the Executive Vice President and Chief Financial Officer of the Company since August 2004. Mr. Sharng performed the functions of the principal executive officer of the Company from April to August 2006. From March 2004 through July 2004, Mr. Sharng was the Chief Financial Officer of NorthPole Limited, a privately held Hong Kong-based manufacturer and distributor of outdoor recreational equipment. From October 2000 through February 2004, Mr. Sharng was the Senior Vice President and Chief Financial Officer of Ultrak Inc., which changed its name to American Building Control Inc. in 2002, a Texas-based, publicly traded company listed on NASDAQ that designed and manufactured security systems and products. From March 1989 through July 2000, Mr. Sharng worked at Mattel, Inc., most recently as the Vice President of International Finance.
     John Cavanaugh. Mr. Cavanaugh has been the Chief Executive Officer of MarketVision since its founding in 2000 and its President after its acquisition by the Company in March 2004. From 1997 until 2000, Mr. Cavanaugh was the founder and CEO of WebWizard LLC, an internet application design company.
     Per Ahlund. Mr. Ahlund has been Vice-President of Worldwide Supply Chain since November 2005. From April 2000 to October 2001, Mr. Ahlund was President of Nolato Texas Inc., part of the Nolato Group, a supplier to the global mobile phone industry. From April 2003 to January 2004, Mr. Ahlund was General Manager of Eimo Americas Telecom Business Unit, also a supplier to the global mobile phone industry. From February 2004 to November 2005, Mr. Ahlund worked as an independent management consultant advising multinational companies on operational integration issues. From July 1999 to April 2000, Mr. Ahlund was Vice President of InnoVisions Group, a management consulting firm advising on business development and supply chain management. From October 1980 to July 1999, Mr. Ahlund held various senior international supply chain positions with AB SKF, the global bearing leader with sales of approximately $6 billion and with 80 plants in 23 countries.
     Timothy S. Davidson. Mr. Davidson has been the Company’s Chief Accounting Officer since September 2004. From February 2000 to February 2001, Mr. Davidson was Manager of Financial Reporting for a Dallas-based telecommunications company, IP Communications, Inc. From March 2001 to September 2004, Mr. Davidson was Corporate Controller for another telecommunications company, Celion Networks, Inc., located in Richardson, Texas. From December 1994 through January 2000, Mr. Davidson was employed by Arthur Andersen, LLP, most recently as an Audit Manager.

Summary Compensation Table
     The following table sets forth the compensation awarded, earned by, or paid to each of the Company’s Chief Executive Officers serving during 2005, the Company’s four other most highly compensated executive officers who were serving in such capacity at the end of 2005 and one other executive officer who served during 2005 (the “Named Executive Officers”):

							LONG-TERM
		ANNUAL COMPENSATION					COMPENSATION AWARDS
Name and					Other Annual		Securities Underlying
Principal Position	Year	Salary($)	Bonus		Compensation		Options(#)
Robert H. Hesse	2005	$146,151			$17,417		30,000
Interim Chief Executive	2004	—	—		—		—
Officer (1)	2003	—	—		—		—

John Cavanaugh	2005	$193,000	$11,662	(2)	—		7,500
President of	2004	$147,843	—		—		253,580
MarketVision	2003	—	—		—		—

Chris Sharng	2005	$238,462	$50,000				27,500
Executive Vice President	2004	$92,885	$50,000		—		34,124
and Chief Financial Officer	2003	—	—		—		—

Richard S. Johnson	2005	$480,000
President of NHT Japan	2004	$73,846
	2003	—			$294,494	(3)	15,000

Keith C. Zagar	2005	$180,000
Former General Counsel and	2004	$13,846
Ethics and Compliance Officer	2003	—

Mark D. Woodburn	2005	$127,923
Former President (4)	2004	$18,000	—		4,000	(5)	—
	2003	$15,979	—		—		—

Terry A. LaCore	2005	$138,462			$16,823	(7)
Former Chief Executive	2004	$150,207			$24,000	(8)	—
Officer of Lexxus U.S. (6)	2003	$144,231	—		$24,000	(7)	—

(1)	Excludes all compensation awarded to Mr. Hesse in his capacity as a director of the Company, for which he received cash retainer payments of $36,667 in 2005, the reimbursement of $20,000 in expenses and options to purchase 7,500 shares of the Company’s common stock. The “Other Annual Compensation” amount pertains to apartment and other expenses paid by the Company. Mr. Hesse ceased to serve as the Interim Chief Executive Officer of the Company effective March 28, 2006.

(2)	Bonus earned by Mr. Cavanaugh, but may be used by Mr. Cavanaugh as an incentive fund for some MarketVision employees.

(3)	Amount pertaining to a Japanese housing allowance ($101,598), automobile use ($14,900), driver ($39,533), club dues and fees ($13,363) and Japanese / U.S. tax equalization ($125,100).

(4)	Mr. Woodburn was President of the Company from January 1, 2005, to October 3, 2005, and Global Managing Director – Operations from October 3, 2005 to November 10, 2005.

(5)	Approximate amount pertaining to personal travel expenses paid by the Company.

(6)	Mr. LaCore was Chief Executive Officer of Lexxus U.S. from January 1, 2005, to October 3, 2005, and Global Managing Director – Business Development from October 3, 2005 to November 10, 2005.

(7)	Pertains to a housing allowance for a house maintained for Mr. LaCore’s use in Dallas, Texas.

(8)	Approximate amount pertaining to a housing allowance for a house maintained for Mr. LaCore’s use in Dallas, Texas ($14,000) and personal travel expenses paid by the Company ($10,000).
Option Grants in Last Fiscal Year
     The following table sets forth information regarding options granted to each Named Executive Officer during 2005 and the values of such options held by such individuals at fiscal year end:

		Number of		% of Total			Potential Realizable Value
		Securities		Options			At Assumed Annual Rates
		Underlying		Granted to	Exercise		Of Stock Appreciation for
	Date of	Options		Employees in	Price	Expiration	Option Term (1)
Name	Grant	Granted		Fiscal Year	$/Share	Date	5%	10%
Robert H. Hesse	10/31/05	30,000	(2)	12.1%	$10.01	10/31/10	$82,967	$183,336
	10/31/05	7,500	(3)	3.0	10.01	10/31/10	20,742	45,834

John Cavanaugh	11/25/05	7,500	(2)	3.0	10.50	11/25/10	21,757	48,078

Chris Sharng	10/31/05	15,000	(2)	6.1	10.01	10/31/10	41,484	91,668
	11/25/05	12,500	(2)	5.0	10.50	11/25/10	36,262	80,129

Richard S. Johnson	10/31/05	15,000	(2)	6.1	10.01	10/31/10	41,484	91,668

Keith C. Zagar	—	—		—	—	—	—	—

Mark D. Woodburn	—	—		—	—	—	—	—

Terry A. LaCore	—	—		—	—	—	—	—

(1)	The amounts under these columns reflect calculations at assumed 5% and 10% appreciation rates and, therefore, are not intended to forecast future appreciation, if any, of the respective underlying common stock. The potential realizable value to the optionees was computed as the difference between the appreciated value, at the expiration dates of the stock options, of the applicable underlying common stock obtainable upon exercise of such stock options over the aggregate exercise price of such stock options.

(2)	Stock options vest annually over a three year period.

(3)	Stock options vest in full on date of grant.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
     No options to purchase shares of the Company’s common stock were exercised by the named executive officers in 2005.
     The following table sets forth information concerning the exercise of stock options during the year ended December 31, 2005 by the Named Executive Officers and the number and aggregate value of unexercised in-the-money options for stock options at December 31, 2005. The actual amount, if any, realized on exercise of stock options will depend on the amount by which the market price of the Company’s common stock on the date of exercise exceeds the exercise price. The actual value realized on the exercise of unexercised in-the-money stock options (whether exercisable or unexercisable) may be higher or lower than the values reflected in this table.

			Number of Securities			Value of Unexercised in the
			Underlying Unexercised			Money Options at
			Options at FY-End (#)			FY-End ($) (1)
	Shares
	Acquired on	Value
Name	Exercise(#)	Realized ($)	Exercisable		Unexercisable	Exercisable	Unexercisable
Robert H. Hesse	—	—	12,500		30,000	$39,250	—

John Cavanaugh	—	—	253,580		7,500	—	—

Chris Sharng	—	—	18,304		43,320	—	—

Richard S. Johnson	—	—	—		15,000	—	—

Keith C. Zagar	—	—	—		—	—	—

Mark D. Woodburn(2)	—	—	600,000	(2)	—	$5,187,000	—

Terry A. LaCore(2)	—	—	1,200,000	(2) (3)	—	$10,374,000	—

(1)	Based upon a closing price on December 30, 2005 of $9.65 per share as reported on the Nasdaq National Market.

(2)	Includes 600,000 options held by the LaCore and Woodburn Partnership, a general partnership owned by Messrs. Woodburn and LaCore. These options were exercised in February 2006 and placed in escrow with a third party. See “Governance of the Company – Certain Relationships and Related Transactions....”

(3)	Includes 600,000 options held by Mr. LaCore that were exercised in February 2006 and placed in escrow with a third party. See “Governance of the Company – Certain Relationships and Related Transactions....”
Equity Compensation Plan Information
     The following table provides information as of December 31, 2005 with respect to the Company’s common stock that may be issued under its existing equity compensation plans. The table shows the number of securities to be issued under compensation plans that have been approved by stockholders and those that have not been so approved. The footnotes and other information following the table are intended to provide additional detail on the compensation plans.

	(a)	(b)	(c)
	Number of securities to	Weighted-average	Number of securities remaining
	be issued upon exercise of	exercise price of	available for future issuance under
	outstanding options,	outstanding options,	equity compensation plans (excluding
Plan category	warrants and rights	warrants and rights	securities reflected in column (a))
Equity compensation plans or arrangements approved by security holders	592,124	$14.41	957,876 (1)
Equity compensation plans or arrangements not approved by security holders	1,330,000 (2)	$1.06	—
Total	1,922,124	$5.17	957,876

(1)	On June 1, 2005, an amendment was approved by the Company’s stockholders which increased the number of shares of common stock reserved under the 2002 Stock Option Plan to 1,550,000 shares.

(2)	Includes (i) options exercisable for 570,000 shares of common stock issued to the LaCore and Woodburn Partnership, (ii) options exercisable for 570,000 shares of common stock issued to Mr. LaCore, (iii) options exercisable for 30,000 shares of common stock issued to Benchmark Consulting Group (which was subsequently assigned to the LaCore and Woodburn Partnership), (iv) options exercisable for 30,000 shares of common stock issued to Mr. LaCore, (v) options exercisable for 125,000 shares of common stock issued to certain employees and members of the Company’s board of directors, and (vi) options exercisable for 5,000 shares of common stock issued to an unrelated party. See “Governance – Certain Relationships and Related Transactions...” regarding the exercise in February 2006 of stock options issued to the LaCore and Woodburn Partnership and to Mr. LaCore.
Employment Agreements
     Stephanie S. Hayano. On July 31, 2006, the Company entered into a letter agreement (the “Hayano Agreement”) with Stephanie Hayano pursuant to which Ms. Hayano agreed to serve as the President and Chief Executive Officer of the Company and to serve on the Company’s Board of Directors. Under the Agreement, the Company agreed to pay Ms. Hayano an annual base salary of $300,000 plus an annual bonus equal to 50% of her base salary if certain annual performance goals for the Company are achieved. However, for fiscal 2006, the Company has agreed to pay Ms. Hayano an annual bonus equal to $62,500. In addition, the Company has agreed to pay a temporary living allowance equal to $5,000 per month through January 31, 2007, or until she relocates to the Dallas metropolitan area, whichever is sooner. Ms. Hayano has also been granted options to purchase 150,000 shares of the Company’s common stock at an exercise price of $2.79 per share (the closing price on The Nasdaq Stock Market on July 31, 2006, the date of grant). The options vest in equal annual installments over a 3 year period commencing on July 31, 2007 and expire on July 31, 2011.
     Following Ms. Hayano’s relocation to the Dallas metropolitan area, she will be entitled to severance in the event that her employment is terminated by the Company without Cause (as defined in the Agreement) or in connection with a Change of Control (as defined in the

Agreement). She is also entitled to severance in the event that she terminates her employment for Good Reason (as defined in the agreement). Ms. Hayano shall receive as severance the continuation of her base salary for up to two (2) years for a termination without Cause or for Good Reason, and up to three (3) years for a termination in connection with a Change of Control.
     In addition, the Company and Ms. Hayano entered into a Non-Competition and Proprietary Rights Assignment Agreement dated July 31, 2006 pursuant to which Ms. Hayano has agreed (i) to keep certain Company information confidential, (ii) to assign the rights to certain work product to the Company, (iii) not to compete with the Company during the term of her employment and for six (6) months thereafter, and (iv) not to solicit Company customers or distributors during the term of her employment and for twelve (12) months thereafter.
     Robert H. Hesse. Immediately following the termination of Mark Woodburn as the Company’s President on October 3, 2005, and pursuant to negotiations with the Compensation Committee, Robert H. Hesse commenced serving as the Company’s Interim Chief Executive Officer and received $2,000 per day compensation, plus the reimbursement of all out-of-pocket expenses. On March 10, 2006, the Company entered into a letter agreement dated March 1, 2006 with Mr. Hesse pursuant to which Mr. Hesse agreed to continue acting as the Interim Chief Executive Officer of the Company. In addition to continuing his base pay of $2,000 per day, the Company agreed to pay Mr. Hesse a retention bonus equal to $300,000, of which $150,000 was due and payable upon executing the letter agreement and $150,000 was due within 5 days after satisfactory completion of Mr. Hesse’s term as Interim Chief Executive Officer.
     On March 28, 2006, the Board of Directors and Mr. Hesse mutually agreed that Mr. Hesse had completed his assignment as the Interim Chief Executive Officer of the Company, effective immediately. On May 5, 2006, the Company paid $150,000 to Mr. Hesse as provided in the above-referenced letter agreement. Mr. Hesse has released the Company from all other obligations under that letter agreement and, effective May 5, 2006, resigned from the Company’s Board of Directors.
     Chris Sharng. In June 2004, the Company entered into an employment agreement with Chris Sharng pursuant to which Mr. Sharng agreed to serve as the Company’s Executive Vice President and Chief Financial Officer. The term of Mr. Sharng’s employment commenced on August 1, 2004 and ends on December 31, 2007. The Company agreed to pay Mr. Sharng an annual base salary of $230,000, for the first year of the term and a base salary of $250,000 thereafter. Pursuant to the agreement, Mr. Sharng received options under the Company’s 2002 Stock Plan to purchase 34,124 shares of Common Stock at an exercise price equal to $11.40 per share, the closing market price on the date of grant. These options vest beginning with 4,992 options vesting on January 31, 2005, and 832 options vesting monthly thereafter. In addition, Mr. Sharng is entitled to receive a performance bonus based upon the performance of his duties and the Company’s financial performance as determined by the Company’s Compensation Committee or Board of Directors. However, for the years ending December 31, 2004 and 2005, Mr. Sharng was entitled to receive a bonus of not less than $50,000. A bonus amount of $50,000 for the year ending December 31, 2005 was paid in April 2006. . The employment agreement provides that in the event of the termination of Mr. Sharng’s employment under certain circumstances, he is entitled to severance equal to his base salary for a 12-month period; provided, that in the event of the termination of Mr. Sharng’s employment following a change in control of the Company, he is entitled to a payment equal to the greater of his base salary through the end of the term of his employment agreement or his base salary covering a period of 24 months. The employment agreement contains other customary terms and conditions.
     John Cavanaugh. In connection with the Company’s acquisition of MarketVision in March 2004, an employment agreement was executed with John Cavanaugh for a term of three years. The employment agreement provides that Mr. Cavanaugh will serve as President of MarketVision and provided Mr. Cavanaugh with an annual salary of $193,000, as well as options to purchase 253,580 shares of the Company’s common stock at an exercise price of $18.11 per share, which represented market value at the time of the closing of the acquisition of MarketVision. The employment agreement provides that in the event of the termination of Mr. Cavanaugh’s employment under certain circumstances, he is entitled to severance equal to the lesser of his base salary through the end of the term of the employment agreement or his base salary for a 12-month period. The employment agreement contains customary terms including confidentiality and non-competition provisions. In October 2006, the Company agreed to amend Mr. Cavanaugh’s employment agreement to provide for the following: (i) an additional term of three (3) years; (ii) terms and conditions regarding the payment of severance similar to those provided to Ms. Hayano (including the payment of severance upon a Change of Control (to be defined); (iii) a 3% annual increase in base salary assuming satisfactory performance by Mr. Cavanaugh; (iv) annual participation in the Company’s bonus plan commencing in fiscal 2006; (v) new non-competition and non-solicitation provisions similar to those executed by Ms. Hayano; and (vi) the payment to Mr. Cavanaugh of a retention bonus equal to $88,000.
     Richard Johnson. As of November 1, 2004, the Company and NHT Japan entered into an employment agreement with Richard Johnson pursuant to which Mr. Johnson agreed to serve as the Company’s President — Japan and as the Representative Director of NHT Japan. Under the terms of this employment agreement, the Company had agreed to pay Mr. Johnson an annual base salary of $480,000, a performance bonus in accordance with the Company’s bonus program and certain other of Mr. Johnson’s expenses. On March 16, 2006, Mr. Johnson, the Company and NHT Japan amended Mr. Johnson’s employment agreement effective as of February 1, 2006. As amended, the employment agreement is extended through January 31, 2009. Under the amended employment agreement, Mr. Johnson will continue to serve as President of NHT Japan and will provide advice and services to the Company, as requested. For health reasons, Mr. Johnson will reside in the U.S. and is expected to work a reduced number of hours. He will be compensated by the Company under the amended employment agreement at the rate of $2,000 per day with a minimum of $16,000 per quarter (or $64,000 per year). Under the amended employment agreement, the Company will issue to Mr. Johnson options exercisable for 8,000 shares of the Company’s common stock during each year of the term of the consulting agreement. The options shall be exercisable at a price equal to the fair market value of the shares of common stock on the date of grant and will be issued pursuant to the Company’s 2002 Stock Plan. The Company has also agreed to reimburse Mr. Johnson for business related expenses.
COMPARISON OF CUMULATIVE TOTAL RETURN
     The following graph compares the performance of the Company’s common stock with the performance of the Nasdaq Stock Market (U.S. and Foreign)(“the Nasdaq Index”) and a peer group index over the five-year period extending through the fiscal year ending December 31,

2005. The graph assumes that $100 was invested on December 31, 2000 in the Company’s common stock, the Nasdaq Index and the peer group index and that all dividends, as applicable, were reinvested.
     The peer group index is a self-determined group of companies and consists of companies engaged in the direct selling business that were selected by the Company. These peer group companies are: AMS Health Sciences Inc., Mannatech Inc., Herbalife Ltd., Nu Skin Enterprises Inc., Reliv International Inc., and USANA Health Sciences Inc.
Comparison of Five — Year Cumulative Total Returns
Performance Graph for
Natural Health Trends Corp.
Produced on 04/17/2006 including data to 12/30/2005

ITEM ONE
ELECTION OF DIRECTORS
     Under the Company’s bylaws, the number of directors shall not be less than 3 nor more than 11, with the exact number fixed from time to time by action of the stockholders or of the directors. The Company’s board presently consists of six (6) directors whose term expires at the annual meeting. Officers are elected annually by and serve at the discretion of the Board of Directors.
     The Nominating Committee of the Board of Directors has recommended, and the Board of Directors has nominated, each of the six (6) nominees set forth below to serve as a director until the next annual meeting of the Company’s stockholders or until his successor is duly elected and qualified. It should be noted that Stephanie Hayano, the Company’s President and Chief Executive Officer, has agreed to resign as a member of the Company’s Board of Directors if she is no longer employed by the Company as its President and Chief Executive Officer. Biographical summaries of the six (6) persons who have been nominated to stand for election at the annual meeting are provided below for your information. The Board of Directors recommends that these persons be elected at the annual meeting to serve until the next annual meeting of stockholders. Proxies will be voted for the election of the six (6) nominees listed below as directors of the Company unless otherwise specified on the proxy. A plurality of the votes cast by holders of Common Stock present in person or represented by proxy at the annual meeting will be necessary to elect the directors listed below. If, for any reason, any of the nominees shall be unable or unwilling to serve, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the annual meeting. Stockholders may withhold authority from voting for one or more nominees by marking the appropriate boxes on the enclosed proxy card. Withheld votes shall be counted separately and shall be used for purposes of calculating whether a quorum is present at the meeting.
Biographical Summaries of Nominees for the Board of Directors
     Stephanie S. Hayano. Ms. Hayano has been the President and Chief Executive Officer of the Company since July 31, 2006. Previously, she was the president of her own consulting company since September 2004. From January 2002 to September 2004, Ms. Hayano was general manager and Chief Operating Officer of the Personal Care Division of Cosmopolitan Cosmetics, a $150 million division of Proctor & Gamble’s Wella unit. From May 1999 to December 2001, Ms. Hayano was Executive Vice President of AM Products, a $120 million manufacturer of value-driven cosmetics products. From 1993 until 1999, Ms. Hayano served as Vice President of Marketing for Del Laboratories’ “Sally Hansen” and “Naturistics” brands. Ms. Hayano graduated from Cornell University with Bachelor of Arts degree in Physics.
     Randall A. Mason. Mr. Mason has been a director of the Company since May 2003 and has served as Chairman of the Board of Directors since March 2006. Mr. Mason has served as Chief Executive Officer of Marden Rehabilitation Associates, Inc. since 1989.

Marden Rehabilitation Associates, Inc. is a private, closely held regional ancillary healthcare services provider in the states of Ohio, W. Virginia, and Pennsylvania.
     Anthony B. Martino. Mr. Martino has served as a director of the Company since December 2005. Mr. Martino is currently Chairman of the Audit Committee of the Dormitory Authority of the State of New York, a position appointed by the Governor of the State of New York. From 1965 to 1976, Mr. Martino was a certified public accountant with Price Waterhouse. From 1976 to 2000, Mr. Martino was a partner with Lumsden & McCormick, LLP, a certified public accounting firm. From 2000 to 2002, Mr. Martino was an Investment Advisor with Barlar Management Company, an investment firm specializing in oil and gas investments. Mr. Martino is member of several boards of directors, including the regional board of Key Bank, the Buffalo Niagara Medical Campus, the Mount Calvary Cemetery, Cradle Beach Camp, and the Kelly for Kids Foundation. Mr. Martino is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He earned a bachelors of science degree in accounting from the University of Buffalo.
     Terrence M. Morris. Mr. Morris has served as a director of the Company since December 2005. Mr. Morris was a founder and Managing Director of Morningside Ventures, a $200 plus million venture capital fund, from 1987 to 2002. From 1984 to 1987, Mr. Morris worked at Bay Partners, a venture capital firm. From 1980 to 1984, Mr. Morris was a consultant with Boston Consulting Group, Inc., a large, full-service international consulting firm. From 1977 to 1980, Mr. Morris held a variety of positions with Baxter International, Inc. a global healthcare company. Mr. Morris is on the Board of Trustees of Marietta College and previously served as a member of the boards of directors of Family Education Network, Cell Therapeutics, and Dendreon Corporation. Mr. Morris earned a bachelor of science in physics from Marietta College, a PhD in electrical engineering from the California Institute of Technology, and a MBA in finance from the Harvard Business School.
     Colin J. O’Brien. Mr. O’Brien has served as a director of the Company since December 2005. Mr. O’Brien has been retired since 2001. Mr. O’Brien was employed in various positions with Xerox Corporation from February 1992 to January 2001, including Vice President of Business Development and Systems Strategy, and Chief Executive Officer of Xerox’s New Enterprise Board and Executive Chairman of XESystems, Inc., a subsidiary of Xerox. In 1986, Mr. O’Brien formed an investment company with E.M. Warburg Pincus & Co. Inc., making a number of acquisitions in defense electronics. Prior to that time, Mr. O’Brien served as Chairman and Chief Executive of Times Fiber Communications, Inc., a publicly traded telecommunications equipment company, and as President of General Instrument’s cable television operations. He has held management positions with Union Carbide in both Canada and Europe. From September 2000 until September 2005, Mr. O’Brien was a director of Scientific Games Corporation, a Nasdaq listed company that provides services, systems, and products to the lottery industry, and since February 2003 served as Chairman of its Audit Committee. Mr. O’Brien is currently a director of Kepner-Tregoe Inc., a global consulting and training services firm, and Document Sciences Corporation, a Nasdaq listed software developer. Mr. O’Brien received a Bachelor of Sciences degree in Chemical Engineering from the University of New South Wales, Australia.

     Sir Brian Wolfson. Sir Brian Wolfson has served as Vice Chairman of the Board since March 2006, and served as Chairman of the Board from May 2003 to March 2006 and from 1998 to 2000. Sir Brian Wolfson served as Chairman of the Board of Wembley PLC from 1986 to 1995. He was a director of Fruit of the Loom, Inc. from 1992 until 2002, while serving as the Chairman of the Board from 2000 until 2002. Currently, Sir Brian Wolfson is a director of Kepner-Tregoe, Inc., a global consulting and training services firm, and Scientific Games Corporation, a Nasdaq listed company that provides services, systems, and products to the lottery industry.
The Board of Directors recommends that stockholders vote “FOR” each of the persons nominated by the Board of Directors. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.
ITEM TWO
APPOINTMENT OF LANE GORMAN TRUBITT, L.L.P. AS INDEPENDENT
AUDITORS FOR THE COMPANY FOR FISCAL YEAR ENDING DECEMBER 31, 2006
     The Company changed its independent registered public accounting firm as of September 7, 2006 from BDO Seidman, LLP(“BDO”) to Lane Gorman Trubitt, L.L.P. (“Lane Gorman”). In July 2006, the Audit Committee of the Company’s Board of Directors issued a request for proposals to four (4) independent registered public accounting firms, including BDO. On September 7, 2006, the Audit Committee with the approval of the Company’s Board of Directors selected Lane Gorman as its independent registered public accounting firm.
     The reports of BDO on the combined consolidated financial statements of the Company for the Company’s fiscal years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. However, the opinion did contain an emphasis of a matter.
     During the Company’s fiscal years ended December 31, 2005 and 2004, and through September 7, 2006, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in its reports on the Company’s financial statements for such years
     There were no “reportable events” described in Item 304(a)(1)(v) of Regulation S-K (“Regulation S-K”) during the Company’s fiscal years ended December 31, 2005 and 2004, and through September 7, 2006, except for the existence of certain previously reported material weaknesses in the Company’s internal control over financial reporting which are described below.
     A material weakness is a control deficiency or a combination of control deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected. As previously reported and discussed in Item 4, “Controls and Procedures,” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, in connection with BDO’s audits of the Company’s consolidated financial statements for the fiscal year ended December 31, 2005, the following material weaknesses in our internal control over financial reporting were reported in our 2005 Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on May 8, 2006:
     • We did not maintain an effective control environment because (1) we lack an effective anti-fraud program to detect and prevent fraud, for example, relating to the previous top two executive officers of the Company, Mark Woodburn and Terry LaCore, in terms of (i) conflicts of interests related to executive officers, especially their financial dealings with independent distributors and other vendors, and (ii) proper supervision of the executives conduct separating their executive duties from personal financial interests outside the Company, (2) we failed to perform background checks consistently on personnel being placed into positions of responsibility, (3) an adequate tone was not set from the top as control measures in place were ignored by the previous top two executives and the importance of controls was not properly emphasized and communicated throughout the Company and (4) we did not effectively address the control deficiencies noted in the fiscal year 2004 external audit;
     • We did not maintain effective monitoring controls over financial reporting because (1) our policies regarding review, supervision and monitoring of our accounting operations throughout the Company were not fully designed, in place, or operating effectively and (2) we do not have an internal audit function;
     • We did not maintain effective control over period-end financial close and reporting because (1) we lacked sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of GAAP commensurate with our financial reporting requirements to prepare, review and approve account reconciliations and supporting schedules, and (2) our legacy accounting systems do not facilitate the appropriate review and approval over the recording of journal entries to ensure the accuracy and completeness of the journal entries recorded;
     • We did not maintain effective controls over the disbursement function since we (1) lacked adequate segregation of duties and (2) lacked appropriate review, approval, and supporting documentation;
     • We did not maintain effective controls over the payroll function since we (1) lacked adequate segregation of duties and (2) lacked appropriate review, approval, and supporting documentation;
     • We did not maintain effective controls over the inventory function since we (1) did not maintain restricted access to the inventory detail schedule used to support the general ledger balances and (2) used the periodic inventory system and performed monthly inventory counts using physical inventory count sheets lacking reviewer documentation;
     • We lacked documentation with respect to certain related party transactions, subsidiary operations and expense reimbursement procedures. In addition, sufficient policies regarding loans to employees and third parties had not been adopted or implemented, and policies related to independent distributor relationships were inadequate;
     • We lacked timely resolution of identified accounting and legal issues, and as a result, did not timely complete period-end financial statements and reporting; and
     • We do not have all material contracts in writing and approved by all parties.
     The Audit Committee of the Company’s Board of Directors discussed the material weaknesses described above with BDO, and the Company has authorized BDO to respond fully to the inquiries of its successor independent registered public accounting firm, Lane Gorman, concerning the subject matter of the material weaknesses described above.
     BDO has furnished a letter addressed o the Securities and Exchange Commission (the “SEC”) stating that BDO agrees with the statements made by the Company set forth above.
     On September 7, 2006, the Audit Committee of the Company’s Board of Directors engaged Lane Gorman as the Company’s new independent registered public accounting firm. The Company has not consulted with Lane Gorman on any matter described in Item 304(a)(2) of Regulation S-K during the Company’s fiscal years ended December 31, 2005 and 2006, and through September 7, 2006.
     The Audit Committee has appointed Lane Gorman as the Company’s independent auditors for the fiscal year ending December 31, 2006. Representatives of Lane Gorman are expected to be present at the annual meeting to respond to questions and to make a statement should they so desire.
     The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for the ratification of the appointment of Lane Gorman as the Company’s independent auditors. The Audit Committee is directly responsible for the appointment and retention of the Company’s independent auditors. Although ratification by stockholders is not required by the Company’s organizational documents or applicable law, the Audit Committee has determined that requesting ratification by stockholders of its appointment of Lane Gorman as the Company’s independent auditors is a matter of good corporate practice. If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Lane Gorman, but may still determine to retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
Audit and Other Professional Fees
     During the fiscal years ended December 31, 2004 and 2005, approximate fees billed to the Company for services provided by BDO Seidman LLP were as follows:
     Audit Fees. Fees billed to the Company by BDO Seidman, LLP for the audit of our annual financial statements and the review of our quarterly financial statements for the years ended December 31, 2004 and 2005 totaled approximately $330,000 and $709,000, respectively.

     Audit-Related Fees. Fees billed to the Company by BDO Seidman, LLP for audit-related services include services relating to assurance and associated services that traditionally are performed by the principal accountant, including attest services that are not required by statute or regulation, accounting consultation and audits in connection with mergers, acquisitions and divestitures, employee benefit plan audits, and consultation regarding financial accounting and reporting standards. Aggregate audit-related fees billed to the Company by BDO Seidman during the years ended December 31, 2004 and 2005 totaled approximately $98,000 and $38,000, respectively.
     Tax Fees. The aggregate fees billed to the Company by BDO Seidman, LLP for services rendered in connection with tax compliance, planning and advice during the years ended December 31, 2004 and 2005 totaled approximately $158,000 and $330,000, respectively .
     All Other Fees. There were no fees billed by BDO Seidman, LLP for services other than audit fees, audit-related fees or tax fees during the years ended December 31, 2004, but for the year ended December 31, 2005 fees totaling $64,000 were billed relating to a registration statement.
Pre-approval Policies and Procedures for Audit and Non-audit Services
     Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. All audit and permitted non-audit services performed by BDO Seidman, LLP during 2004 and 2005 were pre-approved.
The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Lane Gorman Trubitt, L.L.P. as independent public auditors for the Company for the fiscal year ended December 31, 2006. Unless marked to the contrary, proxies received from stockholders will be voted in favor of the ratification of the appointment of Lane Gorman Trubitt, L.L.P. as independent public auditors for the Company for the fiscal year ended December 31, 2006.
ITEM THREE
APPROVAL OF 2007 ANNUAL INCENTIVE PLAN
     On October 4, 2006, the Compensation Committee of the Company’s Board of Directors approved, subject to stockholder approval, the Natural Health Trends Corp. 2007 Annual Incentive Plan (the “Annual Incentive Plan”). The Plan is designed to allow the Company to grant annual cash bonuses based upon performance or other criteria to eligible employees of the Company or any Parent of Subsidiary, each as defined in the Annual Incentive Plan, thereof. The design of the Annual Incentive Plan is part of an overarching Compensation Committee initiative to provide incentive compensation to eligible employees through shareholder-approved plans.

Description of the Annual Incentive Plan.
     Purpose.
     The Annual Incentive Plan was approved by the Compensation Committee of the Company’s Board of Directors on October 4, 2006. The purposes of the Annual Incentive Plan are to retain and motivate the eligible employees of the Company or any Parent or Subsidiary thereof who have been designated by the Compensation Committee to participate in the Annual Incentive Plan for a specified 12-consecutive month fiscal or calendar year period (“Performance Period”) by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the applicable Performance Period. In addition, bonus awards based upon factors other than performance may be considered. The text of the Annual Incentive Plan is attached to this proxy statement as Annex A. The following is a summary of the Annual Incentive Plan and should be read together with the full Annual Incentive Plan text. In the event of a conflict between the terms of this summary and the terms of the Annual Incentive Plan text, the terms of the Annual Incentive Plan text shall prevail.
     Awards Under the Plan.
     Awards to Covered Employees
     Under the Annual Incentive Plan, the Company will be permitted to grant annual performance-based awards based upon performance criteria that satisfy the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Such awards are not subject to a $1 million annual deduction limit for the Company that otherwise would apply to awards by the Company to its Chief Executive Officer or one of its four next highest paid officers (“Covered Employees”). The Committee may grant awards to Covered Employee only based upon performance criteria that satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.
     Accordingly, performance-based awards for Covered Employees will be based exclusively on one or more of the following objective Company (including any division or operating unit thereof) or individual measures, stated in either absolute or relative terms, such as rates of growth or improvement, the attainment by a share of common stock of the Company of a specified fair market value for a specified period of time, earnings per share, earnings per share excluding non-recurring, special or extraordinary items, return to stockholders (including dividends), return on capital, return on total capital deployed, return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, revenue increase, distributor count, new distributor count, growth in distributor count, distributor retention rate, distributor attrition rate, repeat purchase rate, recurring revenue, recurring revenue increase, market share, cash flow or cost reduction goals, cash flow provided by operations, net cash flow, short-term or long-term cash flow return on investment, interest expense after taxes, return on investment, return on investment capital, economic value created, operating margin, gross profit margin, net profit margin, pre-tax income margin, net income margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pre-tax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing.
     Awards to Other Participants
     Awards to participants who are not Covered Employees may be based upon performance criteria that satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, other performance criteria or criteria other than performance criteria (e.g., a time vested annual bonus).
     Eligible Participants.
     All employees of the Company or any Parent or Subsidiary thereof are eligible to participate in the Annual Incentive Plan.
     Administration.
     The Annual Incentive Plan will be administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee of the Board of Directors of the Company will have the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the Annual Incentive Plan and to interpret the provisions of the Annual Incentive Plan.
     General Provisions.
     Payments of bonuses under the Annual Incentive Plan will be made in cash, in a single lump sum, generally no later than March 15th following the annual Performance Period. In the event of the participant’s death, the payment will be made to the participant’s beneficiary based upon the number of months in the Performance Period during which the participant worked, divided by 12. For this purpose, the Committee will assume that the applicable performance or other criteria for the Performance Period have been satisfied. In the event of the participant’s disability, the same rule will apply, except that the payment will be made to the participant. Additionally, the Committee will have the discretion to accelerate the payment of the award in extreme cases of disability. In the event of the participant’s termination for “Good Reason” (e.g., on account of the material diminution of the participant’s job duties) or retirement on or after attaining age 65, the payment will be made to the participant based upon the number of months in the Performance Period during which the participant worked, divided by 12, and only to the extent that the applicable performance or other criteria for the Performance Period are satisfied. In the event of the participant’s termination other than for “Good Reason” or for cause, the bonus will be forfeited in its entirety. Special rules regarding payments apply in the case of a change in control of the Company.

     The Compensation Committee may amend, suspend or terminate the Annual Incentive Plan or any portion thereof at any time after its adoption; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations.
United States Federal Income Tax Consequences
     The following general discussion of the Federal income tax consequences of the issuance and payment of cash bonus awards granted under the Annual Incentive Plan is based upon the provisions of the Code as in effect on the date hereof, current regulations thereunder and existing administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the Annual Incentive Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual award recipients, each award recipient should consider his personal situation and consult with his tax advisor with respect to the specific tax consequences applicable to him. The Annual Incentive Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Further, the Annual Incentive Plan is not a deferred compensation plan within the meaning of Section 409A of the Code. The tax treatment of the each kind of award under the Annual Incentive Plan is as follows:
     Tax Consequences to the Participant
     Any award granted under the Plan is taxable to the participant not at the time of grant, but rather, for the year in which it is paid. Federal income tax applies at the ordinary income tax rates.
     Tax Consequences to the Company
     Section 162(m) of the Code places a $1 million annual limit on the compensation deductible by the Company paid to any of its Covered Employees. The limit, however, does not apply to performance-based compensation within the meaning of Section 162(m). Under the Annual Incentive Plan, Covered Employees may not receive performance-based awards that do not qualify under Section 162(m) of the Code. Accordingly, the $1 million deduction limit should not apply to them.
     The Board of Directors unanimously recommends that the stockholders vote “for” the approval of Natural Health Trends Corp. 2007 Annual Incentive Plan.

ITEM FOUR
APPROVAL OF 2007 EQUITY INCENTIVE PLAN
     On August 18, 2006, the Compensation Committee of Company’s Board of Directors approved, subject to stockholder approval, the Natural Health Trends Corp. 2007 Equity Incentive Plan (the “2007 Plan”), to provide that the Company may grant (i) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) options that are not qualified as incentive stock options (“nonqualified stock options”), (iii) restricted shares of common stock (“restricted stock”), (iv) restricted stock units, (v) stock appreciation rights either in tandem with an option or alone and unrelated to an option (“SARs”), (vi) shares of common stock awarded based on achieving certain performance goals (“performance shares”), (vii) awards of common stock, including shares of common stock awarded without payment therefor (“award shares”), and (viii) common stock and other rights granted as units that are valued whole or in part by reference to the value of the common stock (“stock awards”). The 2007 Plan replaces in its entirety the Natural Health Trend Corp. 2002 Stock Option Plan (the “2002 Plan”), which shall be deemed terminated as of the date the Company’s stockholders approve the 2007 Plan. Awards made under the 2002 Plan, however, shall continue to be subject to the terms of such Plan, except to the extent that either there is no conflict between the terms of the 2002 Plan and the terms of the 2007 Plan with respect to such awards or the recipient consents to the applicability of the terms of the 2007 Plan to such awards. The design of the 2007 Plan is part of an overarching Compensation Committee initiative to provide incentive compensation to eligible employees and others through shareholder-approved plans.
Description of the 2007 Plan.
     Purpose.
     The 2007 Plan was approved by the Compensation Committee of the Company’s Board of Directors on August 18, 2006. The purposes of the 2007 Plan are to enable the Company to attract and retain employees, officers, directors, consultants and advisors of the Company or any Parent or Subsidiary, each as defined in the Plan, thereof to provide an incentive for them to assist the Company or any Parent or Subsidiary thereof in achieving long-range performance goals, and to enable them to participate in the long-term growth of the Company. The text of the 2007 Plan is attached to this proxy statement as Annex B. The following is a summary of the 2007 Plan and should be read together with the full 2007 Plan text. In the event of a conflict between the terms of this summary and the terms of the 2007 Plan text, the terms of the 2007 Plan text shall prevail.
     Awards Under the Plan.
     Under the 2007 Plan, the Company will be permitted to grant (i) incentive stock options intended to qualify under Section 422 of the Code, (ii) nonqualified stock options, (iii) restricted stock, (iv) restricted stock units, (v) stock appreciation rights either in tandem with an option or alone and unrelated to an option, or SARs, (vi) performance shares, (vii) award shares, or (viii) stock awards.

     Eligible Participants.
     All employees, and in the case of awards other than incentive stock options, directors, consultants and advisors of the Company or any Parent or Subsidiary thereof capable of contributing significantly to the successful performance of the Company or any Parent or Subsidiary thereof are eligible to participate in the 2007 Plan.
     Administration.
     The 2007 Plan will be administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee of the Board of Directors of the Company will have the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the 2007 Plan and to interpret provisions of the 2007 Plan.
     Securities to be Offered.
     The maximum aggregate number of shares of common stock available for issuance under the 2007 Plan is 1,550,000 shares. The shares of common stock available for issuance under the 2007 Plan are subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations.
     Shares issued may consist in whole or in part of authorized but unissued shares or treasury shares. Shares subject to an award that expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the 2007 Plan. The maximum number of shares which may be granted to an individual in a fiscal year is limited to 150,000 shares.
     Nonqualified and Incentive Stock Options.
     Subject to the provisions of the 2007 Plan, the Compensation Committee may award incentive stock options and nonqualified stock options and determine the number of shares to be covered by each option, the option price therefor and the conditions and limitations applicable to the exercise of the option. Each option shall be exercisable at such times and subject to such terms and conditions as the Compensation Committee may specify in the applicable award or thereafter.
     The terms and conditions of incentive stock options shall be subject to and comply with Section 422 of the Code and any regulations thereunder. No incentive stock option granted under the 2007 Plan may be granted more than ten years after August 18, 2006 and no such grant (or grant of a nonqualified stock option) may be exercisable more than ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than ten percent of the common stock). Incentive stock options shall be granted only to employees of the Company or any Parent or Subsidiary thereof and shall be transferable by the optionee only by the laws of descent and distribution, and shall be exercisable only by the employee during his or her lifetime.

     The exercise price of options granted under the 2007 Plan may not be less than the fair market value of the common stock on the date of grant. Incentive stock options may be granted to holders of more than 10% of the Company’s outstanding voting capital stock only at an exercise price of at least 110% of the fair market value of such stock on the date of grant.
     Restricted Stock.
     Subject to provisions of the 2007 Plan, the Compensation Committee may grant shares of restricted stock to participants, with such restricted periods and other conditions as the Compensation Committee may determine and for no cash consideration or such minimum consideration as may be required by applicable law. During the restricted period, unless otherwise determined by the Compensation Committee, stock certificates evidencing the restricted shares will be held by the Company and may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Compensation Committee. At the expiration of the restricted period, the Company will deliver such certificates to the participant or, if the participant has died, to the beneficiary designed by the participant.
     Restricted Stock Units.
     Subject to the provisions of the 2007 Plan, the Compensation Committee may grant restricted stock unit awards. A restricted stock unit is a contractual promise to issue shares at a specified future date, subject to fulfillment of vesting conditions specified by the Compensation Committee. A restricted stock unit award carries no voting or dividend rights or other rights associated with stock ownership. A restricted stock unit award may be settled in common stock, cash, or in any combination of common stock and/or cash; provided, however, that a determination to settle a restricted stock unit award in whole or in part in cash shall be made by the Compensation Committee in its sole discretion.
     Stock Appreciation Rights.
     Subject to the provisions of the 2007 Plan, the Compensation Committee may award SARs in tandem with an option (at or after the award of the option) or alone and unrelated to an option. A SAR entitles the holder to receive from the Company an amount equal to the excess, if any, of the fair market value of the common stock over the reference price. SARs granted in tandem with an option will terminate to the extent that the related option is exercised, and the related option will terminate to the extent that the tandem SARs are exercised.
     Performance Shares.
     Subject to the provisions of the 2007 Plan, the Compensation Committee may grant performance shares to participants in the form of grants of shares of common stock. Performance shares are earned over a period of time (a performance cycle) selected by the Compensation Committee from time to time. There may be more than one performance cycle in existence at any one time and the duration of the performance cycles may differ from each other. Unless otherwise determined by the Compensation Committee, the payment value of the performance shares will be equal to the fair market value of the common stock on the date the performance shares are earned or on the date the Compensation Committee determines that the performance shares have been earned. The Compensation Committee shall establish performance goals for each cycle for the purpose of determining the extent to which performance shares awarded for such cycle are earned. As soon as practicable after the end of a performance cycle, the Compensation Committee shall determine the number of performance shares which have been earned on the basis of performance in relation to the established performance goals. Payment values (stock certificates) of earned performance shares are distributed to the participant or, if the participant has died, to the beneficiary designated by the participant.
     Stock Awards.
     Subject to the provisions of the 2007 Plan, the Compensation Committee may award stock awards, which may be designated as award shares by the Compensation Committee, subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment needs, if any, as the Compensation Committee shall determine. Shares of common stock or other rights awarded in connection with a stock award shall be issued for no cash consideration or such minimum consideration as may be required by law.
     General Provisions.
     Each award shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the 2007 Plan as the Compensation Committee considers necessary or advisable. Each type of award may be made alone, in addition to, or in relation to any other type of award. The terms of each type of award need not be identical and the Compensation Committee need not treat participants uniformly. The Compensation Committee may amend, modify or terminate any outstanding award, including substituting therefor another award, changing the date of exercise or realization and converting an incentive stock option to a nonqualified stock option, provided that the participant’s consent to such action shall be required unless the Compensation Committee determines that the action would not materially and adversely affect the participant.
     The Compensation Committee will determine whether awards granted pursuant to the 2007 Plan are settled in whole or in part in cash, common stock, other securities of the Company, other property or such other methods as the Compensation Committee may deem appropriate. In the Compensation Committee’s discretion, tax obligations required to be withheld in respect of an award may be paid in whole or in part in shares of common stock, including shares retained from such award. The Compensation Committee will determine the effect on an award of the death, disability, retirement or other termination of employment of a participant and the extent to which and period during which the participant’s legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder. Except as otherwise provided by the Compensation Committee, awards under the 2007 Plan will not be transferable other than as designated by the participant by will or by the laws of descent and distribution.
     The Compensation Committee in its discretion may take certain actions in order to preserve a participant’s rights under an award in the event of a change in control of the Company, including (i) providing for the acceleration of any time period relating to the exercise or realization of the award, (ii) providing for the repurchase of the award for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable, (iii) adjusting the terms of the award in order to reflect the change in control, (iv) causing the award to be assumed, or new rights substituted therefor, by another entity, or (v) making such other provision as the Compensation Committee may consider equitable and in the best interest of the Company, provided that, in the case of an action taken with respect to an outstanding award, the participant’s consent to such action shall be required unless the Compensation Committee determines that the action, taking into account any related action, would not materially and adversely affect the participant.
     The Compensation Committee may amend, suspend or terminate the 2007 Plan or any portion thereof at any time after its adoption; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations.
United States Federal Income Tax Consequences
     The following general discussion of the Federal income tax consequences of the issuance and exercise of options granted under the 2007 Plan is based upon the provisions of the Code as in effect on the date hereof, current regulations thereunder and existing administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 2007 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each holder of an award should consider his personal situation and consult with his tax advisor with respect to the specific tax consequences applicable to him. The 2007 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The tax treatment of each kind of award under the 2007 Plan is as follows:
     Incentive Stock Options. Incentive stock options to be granted under the 2007 Plan are intended to qualify as incentive stock options under Section 422 of the Code.
     A participant generally will not recognize taxable income upon the grant or exercise of an incentive stock option. Under certain circumstances, however, there may be alternative minimum tax or other tax consequences, as described below. If an option holder does not make a “disqualifying disposition” (as defined below), then the option holder will not recognize any taxable income until shares are sold or exchanged, and any gain recognized upon disposition of shares will be taxable as long-term capital gain. A “disqualifying disposition” means any disposition of shares acquired on the exercise of an incentive stock option where such disposition occurs within two years of the date the option was granted or within one year of the date the shares were transferred to the option holder. The use of the shares acquired pursuant to the exercise of an incentive stock option to pay the option exercise price under another stock option is treated as a disposition for this purpose.

     In general, if the option holder makes a disqualifying disposition, then the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount realized upon disposition of the shares over (b) the option exercise price will be taxable to the option holder as ordinary income. In the case of a gift or certain other transfers, the amount of taxable ordinary income is not limited to the gain that would have resulted from a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. In the case of a disqualifying disposition, if the amount realized on disposition of the shares exceeds the fair market value of the shares on the date of exercise, the excess will be taxed as either long-term or short-term capital gain depending on the option holder’s holding period for the shares. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.
     Certain option holders will be subject to Section 16(b) of the Securities Exchange Act of 1934 upon their sale of shares of common stock. If an option holder is subject to Section 16(b), the date on which the fair market value of the shares is determined may similarly be postponed. The Treasury regulations have not yet been amended to conform with the most recent revision to Section 16(b). However, it is generally anticipated that the date on which the fair market value of the shares is determined will be the earlier of (i) the date six months after the date the stock option was granted, or, (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six-month period will instead run from the option holder’s most recent grant or purchase of common stock prior to his or her exercise of the stock option. On the determination date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of common stock at that time over the option exercise price.
     Despite the general rule, in the case of a substantial risk of forfeiture, or in the case of recipients subject to Section 16(b) (if the determination date is after the date of exercise), the option holder may make an election pursuant to Section 83(b) of the Code, in which case the option holder will recognize ordinary taxable income at the time the stock option is exercised and not on the later date. In order to be effective, the Section 83(b) election must be made and filed with the IRS within 30 days after exercise.
     In general, the fair market value of the shares on the date of exercise, less the exercise price, will be included in the option holder’s alternative minimum taxable income in the year the option is exercised. However, if in the same year, the shares are disposed of at a lower price, then alternative minimum taxable income is calculated using this lower price instead of the shares’ fair market value on the date of exercise. The application of the alternative minimum tax rules for option holders subject to Section 16(b) or who receive shares that are not “substantially vested” is more complex and may depend upon whether such holders are entitled to and make a Section 83(b) election. Because of the many adjustments that apply to the computation of the alternative minimum tax, it is not possible to predict the application of such tax to any particular option holder. An option holder may owe alternative minimum tax even though he has not disposed of the shares or otherwise received any cash with which to pay the tax. The alternative minimum tax rate is higher than the rate applicable to long-term capital gains.
     The Company will not be entitled to any deduction with respect to the grant or exercise of incentive stock options. In addition, no deduction will be allowed to the Company upon the disposition of stock acquired upon the exercise of an incentive stock option, unless the disposition is a disqualifying disposition. In the case of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income that is recognized by the employee as a result of the disqualifying disposition.
     Nonqualified Stock Options. A recipient of a nonqualified stock option generally will not recognize any income for federal tax purposes with respect to the option until the option is exercised. At that time, subject to certain limited exceptions, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date acquired over the option exercise price.
     The application of the tax rules to an option holder who receives shares that are subject to a substantial risk of forfeiture (for example, if the shares must be returned to the Company if the recipient does not work for the Company for a period of time, if any, specified in the award) are more complex. In that case, the recipient generally will not recognize income until the date the shares are no longer subject to the substantial risk of forfeiture, unless a Section 83(b) election (described below) is made.
     Certain option holders will be subject to Section 16(b) of the Securities Exchange Act of 1934 upon their sale of shares of common stock. If an option holder is subject to Section 16(b), the date on which the fair market value of the shares is determined may similarly be postponed. The Treasury regulations have not yet been amended to conform with the most recent revision to Section 16(b). However, it is generally anticipated that the date on which the fair market value of the shares is determined will be the earlier of (i) the date six months after the date the stock option was granted, or (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder’s most recent grant or purchase of common stock prior to his or her exercise of the stock option. On the determination date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of common stock at that time over the option exercise price.
     Despite the general rule, in the case of a substantial risk of forfeiture, or in the case of recipients subject to Section 16(b) (if the determination date is after the date of exercise), the option holder may make an election pursuant to Section 83(b) of the Code, in which case the option holder will recognize ordinary taxable income at the time the stock option is exercised and not on the later date. In order to be effective, the Section 83(b) election must be made and filed with the IRS within 30 days after exercise.
     When an option recipient recognizes income, the Company will generally be entitled to a compensation deduction for federal income tax purposes in an amount equal to the taxable income recognized by the recipient, provided that the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.
     Upon a subsequent sale of shares acquired by the exercise of a nonqualified stock option, a recipient generally will recognize capital gain (or loss) equal to the amount by which the selling price of the shares exceeds (or is exceeded by) their fair market value on the date of exercise. The capital gain or loss will be short-term or long-term depending upon how long the shares were held. Any capital gain or loss would be long-term if the holding period for the shares was more than twelve months. The holding period for the shares generally would begin on the date the shares were acquired, and would not include the period of time during which the option was held.
     Stock Appreciation Rights.
     A recipient of a SAR will not be considered to receive any income at the time a SAR is granted, nor will the Company be entitled to a deduction at that time. Upon the exercise of a SAR, the holder will have ordinary income equal to the cash received upon the exercise. At that time, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.
     Restricted Stock and Performance Shares.
     The recipient of restricted stock or performance shares will be treated in the same manner as a person who has exercised a nonqualified stock option, as described above, for which the Company has imposed restrictions on the shares received, and for which the exercise price is either zero or a nominal amount. In general, this means that the holder may either wait until the restrictions have elapsed (or the performance goals have been met), and then pay tax at ordinary income tax rates, based upon the fair market value of the shares at that time, or he or she can file a Section 83(b) election, and pay tax based on the fair market value of the shares at the time they are received. Again, the Company will get a deduction that corresponds to the income recognized by the recipient.
     Restricted Stock Unit Awards.
     The grant of a restricted stock unit award will not result in income for the grantee or in a deduction for the Company. Upon the lapse of the restrictions of a restricted stock unit, the grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares plus any cash received.
     Stock Awards.
     A person who receives a stock award that includes common stock will be treated, with regard to such common stock, in the same manner as a person who has exercised a nonqualified stock option, as described above. In general, this means that the holder will have taxable income at the time the shares are received if they are not subject to restrictions, or as described in the preceding paragraph for restricted stock, if they are subject to restrictions. The tax treatment of a stock award that consists of other rights will depend on the provisions of the award. It may be immediately taxable if there are no restrictions on the receipt of the cash or other property that the stock award represents, or the tax consequences may be deferred if the receipt of cash or other property for the stock award is restricted, or subject to vesting or performance goals. In those situations in which a participant receives property subject to restrictions, the participant may wish to make a Section 83(b) election, as described above. At the time that the holder of the stock award has ordinary income, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

     Deductibility of Awards.
     Section 162(m) of the Code places a $1 million annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to performance-based compensation. The Company believes that awards under the 2007 Plan will qualify for the performance-based compensation exception to the deductibility limit.
     The Board of Directors unanimously recommends that the stockholders vote “for” the approval of Natural Health Trends Corp. 2007 Equity Incentive Plan.
OTHER MATTERS
     At the date of this proxy statement, the Company has no knowledge of any business other than that described above that will be presented at the annual meeting. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
ADDITIONAL INFORMATION
Stockholder Proposals for the 2007 Annual Meeting and Other Stockholder Communications
     If any stockholder wishes to present a proposal for inclusion in the 2007 proxy materials to be solicited by the Company’s Board of Directors with respect to the 2007 annual meeting of stockholders, that proposal must be presented to the Company’s General Counsel prior to December 31, 2006. Stockholder communications to the Board of Directors, including any such communications relating to director nominees, may also be addressed to the Company’s General Counsel at the Company’s address. The Board of Directors believes that no more detailed process for these communications is appropriate, due to the variety in form, content and timing of these communications. The Company’s General Counsel will forward the substance of meaningful stockholder communications, including those relating to director candidates, to the Board of Directors or the appropriate committee upon receipt.
     If a stockholder is permitted to present a proposal at the 2007 annual meeting of stockholders but the proposal was not included in the 2007 proxy materials, the Company believes that its proxy holders would have the discretionary authority granted by the proxy card (as permitted under SEC rules) to vote on the proposal if the proposal was received after the date that is 45 calendar days prior to the anniversary of the mailing of this proxy statement.

Annual Report
     Our Annual Report to Stockholders, which includes our consolidated financial statements as of and for the year ended December 31, 2005, is being mailed to you along with this proxy statement. Upon the written or oral request by any stockholder, the Company undertakes to deliver, without charge to the requesting stockholder, a copy of our Annual Report on Form 10-K and Form 10-K/A. Requests should be directed to the Company’s General Counsel at 2050 Diplomat Drive, Dallas, Texas 75234.
HOUSEHOLDING INFORMATION
     Unless the Company has received contrary instructions, the Company may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more stockholders reside if the Company believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce the Company’s expenses. However, if stockholders prefer to receive multiple sets of the Company’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of the Company’s disclosure documents, the stockholders should follow these instructions:
     If the shares are registered in the name of the stockholder, the stockholder should contact the Company at its offices at 2050 Diplomat Drive, Dallas, Texas 75234, Attention: General Counsel, or by telephone at 972-241-4080, to inform the Company of their request. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

By Order of the Board of Directors,

/s/ Gary C. Wallace
October 20, 2006	Gary C. Wallace
Secretary

Appendix A
NATURAL HEALTH TRENDS CORP.
2007 ANNUAL INCENTIVE PLAN
I. Purposes
     1.1 General. The purposes of the Natural Health Trends Corp. 2007 Annual Incentive Plan (the “Plan”) are to retain and motivate the Eligible Employees of Natural Health Trends Corp. (the “Company”) or any Parent or Subsidiary thereof who have been designated by the Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance or other goals have been achieved or exceeded for an applicable Performance Period. Additional definitions are contained in Article II and certain other Sections of the Plan.
     1.2 Status of Compensation for “Covered Employees” as Qualified Performance-Based Compensation. It is intended that all amounts payable to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any awards hereunder to such Participants shall be so interpreted and construed to the maximum extent possible.
II. Certain Definitions
     2.1 “Base Salary” shall mean a Participant’s rate of annual compensation for services performed for the Company, Parent or Subsidiary, as applicable, in effect on the first day of an applicable Performance Period. In computing Base Salary, only such compensation as would be includable in the Participant’s gross income for United States federal income tax purposes shall be included (including amounts excludable under Section 911 of the Code) or which would have been so includable if the Participant had been a United States citizen or resident; provided, however, that a Participant’s pre-tax elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement, qualified transportation fringe benefit plan, tax-sheltered annuity, and the amounts credited to a Participant under a non-qualified deferred compensation plan, each within the meaning of Treasury Regulation Section 1.280G-1, Q&A 21(a) shall be taken into account. For purposes of this definition, Parent and Subsidiary shall be defined by applying the applicable statutory references in Section 2.16 and 2.21, respectively, by replacing “more than 50%” with “at least 80%” where the former term appears.
     2.2 “Beneficiary” shall mean the person designated by the Participant pursuant to the terms of Section 6.6 hereof to receive his or her benefits under the Plan in the event of the Participant’s death.
     2.3 “Board” shall mean the Board of Directors of the Company.
     2.4 “Cause” shall mean

(a)	“cause” or words of similar import in the Participant’s written employment agreement with the Company, if any, and, in addition, shall include conduct, as determined by the Committee, involving one or more of the following:
(i)	gross misconduct or inadequate performance by the Participant which is injurious to the Company;

(ii)	the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company;

(iii)	the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any non-competition or non-solicitation covenant or assignment of inventions obligation with the Company;

(iv)	the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company;

(v)	the indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant’s ability to perform such obligations;

(vi)	the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or

(vii)	the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause.
For purposes of this definition, “Company” shall be deemed to include any Parent or Subsidiary.
     2.5 “Change in Control” shall mean the occurrence of any of the following:
(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of voting stock of the Company (the “Voting Stock”); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 50% or more of Voting Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Voting Stock, shall not constitute a Change in Control;

(b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason (other than malfeasance) to constitute a majority of the members of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s shareholders was approved by a majority of the members of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below) shall be deemed to be members of the Incumbent Directors; or

(c)	The consummation of (i) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from Merger, (ii) a complete liquidation or dissolution of the Company or (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a subsidiary of the Company.
     2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended.
     2.7 “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board that satisfies any then applicable requirements of the New York Stock Exchange, Nasdaq, or such other principal national stock exchange on which the Common Stock is then traded, to constitute a compensation committee, and which consists of two or more members of the Board, each of whom may be an “outside director” within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing, in the case of any Individual Award Opportunity granted to any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall consist solely of two or more members of the Board who are “outside directors” within the meaning of such Section.
     2.8 “Company” shall mean Natural Health Trends, Corp., and any successor thereto.
     2.9 “Common Stock” shall mean common stock of the Company, par value of $.01 per share.
     2.10 “Determination Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (i) 90 days after the commencement of the Performance Period and (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within a Determination Period may be taken at a later date if permissible under Section 162(m) of the Code or regulations promulgated thereunder, as they may be amended from time to time.
     2.11 “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
     2.12 “Effective Date” shall mean January 1, 2007.
     2.13 “Eligible Employee” shall mean an employee of the Company or any Parent or Subsidiary thereof, but only if the employee is reported as such in the payroll records of such entity.
     2.14 “ERISA” shall mean the Employee Retirement Income Security Act of 1974 as currently in effect, and as it may be amended from time to time.
     2.15 “Good Reason” shall mean the occurrence of any one or more of the following events:
(a)	a material breach by the Company of its obligations under this Plan;

(b)	a material diminution in the Participant’s position or job duties, as set forth in the Participant’s written employment agreement with the Company, Parent or Subsidiary, as applicable, or other written documentation; or

(c)	any reduction in the Participant’s Base Salary, unless, with the agreement of the Company’s executive management, such reduction is part of a general, pro rata reduction in the incentive compensation plans for all employees and officers of the Company, Parent or Subsidiary, as applicable, implemented as a result of financial problems experienced by the Company, Parent or Subsidiary, as applicable;
provided, however, that a Good Reason shall not exist involving any of the above until the Company, in the case of (a) above, or the Company, Parent or Subsidiary, as applicable, in the case of (b) or (c) above, has first failed to cure such breach, diminution of position or job duties or reduction in Base Salary, as applicable, within thirty (30) days of having been given written notice of the same by the Participant.
     2.16 “Individual Award Opportunity” shall mean the potential of a Participant to receive an incentive payment based on the extent to which the applicable performance or other goals for a Performance Period shall have been satisfied. An Individual Award Opportunity may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.

     2.17 “Parent” shall mean a “parent corporation,” within the meaning of Section 424(e) of the Code, with respect to the Company.
     2.18 “Participant” shall mean an Eligible Employee who is designated by the Company to participate in the Plan for a Performance Period, in accordance with Article III.
     2.19 “Performance Period” shall mean a 12-consecutive-month fiscal or calendar year period for which performance or other goals are established pursuant to Article IV.
     2.20 “Plan” shall mean the Natural Health Trends Corp. 2007 Annual Incentive Plan, as set forth herein, as it may be amended from time to time.
     2.21 “Retirement” shall mean the voluntary termination of the Participant at any time on or after attaining age 65.
     2.22 “Subsidiary” shall mean a “subsidiary corporation,” within the meaning of Section 424(f) of the Code, with respect to the Company.
III. Administration
     3.1 General. The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and any Individual Award Opportunity granted hereunder (including reconciling any inconsistencies, correcting any defects and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.
     3.2 Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1.
(a)	to designate within the Determination Period the Participants for a Performance Period;

(b)	to establish within the Determination Period the performance goals and other terms and conditions that are to apply to each Participant’s Individual Award Opportunity;

(c)	to determine in writing prior to the payment under any Individual Award Opportunity that the performance goals for a Performance Period and other material terms applicable to the Individual Award Opportunity have been satisfied;

(d)	to reduce or eliminate, as of the end of the applicable Performance Period, based upon objective or subjective measures, the minimum or maximum amount to be paid to a Participant under any Individual Award Opportunity who has qualified for such minimum or maximum amount, provided, that such reduction does not result in an increase in the amount payable to another Participant under another Individual Award Opportunity;

(e)	to grant Individual Award Opportunities for Participants who are not “covered employees” within the meaning of Section 162(m) of the Code based upon the attainment of performance goals that do not constitute “objective performance goals” within the meaning of Section 162(m) of the Code;

(f)	to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.
     3.3 Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer of the Company or other executive officer of the Company as the Committee deems appropriate. Notwithstanding the foregoing, with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period, only the Committee shall be permitted to (i) designate such person to participate in the Plan for such Performance Period, (ii) establish performance goals and Individual Award Opportunities for such person, and (iii) certify the achievement of such performance goals. For purposes of the immediately preceding sentence, “Committee” shall mean two or more members of the Board who are “outside directors” within the meaning of Section 162(m) of the Code.
IV. Performance Goals and Other Criteria
     4.1 Establishing Performance Goals and Other Criteria
(a)	Role of Committee. The Committee shall establish within the Determination Period of each Performance Period (i) one or more objective performance goals for each Participant or for any group of Participants (or both), provided that the outcome of each goal is substantially uncertain at the time the Committee establishes such goal and/or (ii) other criteria, including, but not limited to, performance criteria that do not satisfy the requirements of Treasury Regulation Section 1.162-27(e)(2) or time vesting criteria, the satisfaction of which is required for the payment of an Incentive Award Opportunity.

(b)	Performance Factors. Performance goals shall be based exclusively on one or more of the following objective Company (including any division or operating unit thereof) or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement, the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share, earnings per share excluding non-recurring, special or extraordinary items, return to stockholders (including dividends), return on capital, return on total capital deployed, return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, revenue increase, distributor count, new distributor count, growth in distributor count, distributor retention rate, distributor attrition rate, repeat purchase rate, recurring revenue, recurring revenue increase, market share, cash flow or cost reduction goals, cash flow provided by operations, net cash flow, short-term or long-term cash flow return on investment, interest expense after taxes, return on investment, return on investment capital, economic value created, operating margin, gross profit margin, net profit margin, pre-tax income margin, net income margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pre-tax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing.

(c)	Participants Who Are Covered Employees. With respect to Participants who are “covered employees” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, are likely to be covered employees at any time during the applicable Performance Period, an Individual Award Opportunity may be based only on performance factors that are compliant with the requirements of Treasury Regulation Section 1.162-27(e)(2). For this purpose, the factors listed in Section 4.1(b) shall be deemed to be compliant with the requirements of such Treasury Regulation.

(d)	Participants Who Are Not Covered Employees. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period, the performance or other goals established for the Performance Period may consist of any objective Company (including any division or operating unit thereof) or individual measures, whether or not listed in (b) above or whether or not compliant with the requirements of Treasury Regulation Section 1.162-27(e)(2). Without in any way limiting the generality of the foregoing, such performance goals may include subjective goals, the satisfaction of which shall be determined by the Committee, in its sole and absolute discretion. Performance or other goals with respect to an Individual Award Opportunity shall be subject to such other special rules and conditions as the Committee may establish at any time within the Determination Period.

(e)	Minimum and Maximum Award Amounts. Each Individual Award Opportunity that is based upon performance shall include minimum and maximum award amounts and set forth specific levels of performance required during the applicable Performance Period in order for the Participant to be eligible for payment of such amounts.
     4.2 Impact of Extraordinary Items or Changes in Accounting. The measures utilized in establishing performance goals under the Plan for any given Performance Period shall be determined in accordance with generally accepted accounting principles ( “GAAP”) and in a manner consistent with the methods used in the Company’s audited financial statements, without regard to (i) extraordinary or other nonrecurring or unusual items, or restructuring or impairment charges, as determined by the Company’s independent public accountants in accordance with GAAP or (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the Determination Period or as otherwise required under Section 162(m) of the Code.
V. Individual Award Opportunities
     5.1 Terms. At the time performance goals are established for a Performance Period, the Committee also shall establish an Individual Award Opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals. The targets shall be expressed in terms of an objective formula or standard which may, at the discretion of the Committee, be based upon the Participant’s Base Salary or a multiple thereof. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment under any Incentive Award Opportunity that would otherwise be made to any Participant or to decide that no payment shall be made; provided, however, that no reduction or elimination of any such payment with respect to one Participant shall result in an increase in the amount payable under an Incentive Award Opportunity granted to another Participant. Subject to Section 5.4 hereof, no Participant who is a “disqualified individual” within the meaning of Section 280G of the Code shall receive a payment under the Plan with respect to any taxable year of the Company in excess of three (3) times his or her “base amount” within the meaning of Section 280G.
     5.2 Incentive Payments. Payments under Individual Award Opportunities shall be in cash, and except as provided in Section 5.3, shall be made at the time determined by the Committee after the end of the Performance Period for which the Individual Award Opportunities are payable, except that no such payment shall be made unless and until the Committee, based to the extent applicable on the Company’s audited financial statements for the Company’s taxable year in which such Performance Period ends (as prepared and reviewed by the Company’s independent public accountants), has certified in writing the extent to which the applicable performance goals for such Performance Period have been satisfied. Notwithstanding the foregoing or any provision of this Plan to the contrary, however, all payments to a Participant under an Individual Award Opportunity for a given Performance Period must be made to the Participant no later than (i) the 15th day of the third month following the Participant’s first taxable year in which the Individual Award Opportunity is no longer subject to a “substantial risk for forfeiture “ (within the meaning of Section 409A of the Code) or (ii) the 15th day of the third month following the end of the Company’s fiscal year in which the Incentive Award

Opportunity is no longer subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code).
     5.3 Payments in the Event of Death, Disability, Termination for Cause, Termination for Good Reason, Termination Other Than for Good Reason, a Change in Control or Retirement. Notwithstanding any provision of this Plan to the contrary, payments in the event of the occurrence of any of the following events during an applicable Performance Period shall be made as follows:
(a)	Death. In the event of a Participant’s death during an applicable Performance Period, the Incentive Award Opportunity payable to the Participant’s Beneficiary or Beneficiaries with respect to such Performance Period shall be the full amount payable under the Incentive Award Opportunity, assuming, as of the date that the Committee receives notice and proof of the Participant’s death, that the applicable performance objectives(s) or other criteria with respect to such Individual Award Opportunity will be satisfied at the targeted level(s), multiplied by a fraction, the numerator of which is the number of full consecutive months of the Participant’s employment during the Performance Period prior to his or her death, and the denominator of which is 12. Such Individual Award Opportunity shall be paid to the Beneficiary(ies) in a single lump sum, net applicable withholding and other taxes as soon as administratively practicable after the Committee receives notice and proof of the Participant’s death.

(b)	Disability. In the event of a Participant’s Disability during an applicable Performance Period, the Incentive Award Opportunity payable to the Participant with respect to such Performance Period shall be the full amount payable under Incentive Award Opportunity, as determined by the Committee as of the end of the Performance Period, multiplied by a fraction, the numerator of which is the number of full consecutive months of the Participant’s employment during the Performance Period prior to his or her Disability, and the denominator of which is 12. Whether the Participant has sustained a Disability shall be determined by the Committee in its sole discretion, but in good faith. For this purpose, the Committee may require the Participant to submit medical evidence of Disability; provided, however, that any such requirement shall comply with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended. Any Individual Award Opportunity that becomes payable on account of the Participant’s Disability shall be payable only after the Committee certifies that the applicable performance objective(s) or other criteria with respect to the Individual Award Opportunity have been satisfied; provided, however, that the Committee, in its sole discretion, may accelerate the payment of any such Individual Award Opportunity in the case of extreme or extraordinary Disability, as determined by the Committee in its sole discretion. Any payment that is accelerated on account of extreme or extraordinary Disability shall be based upon the assumption, made at the time of the determination of Disability, that the applicable performance objective(s) or other criteria with respect to the Individual Award Opportunity will be satisfied at the targeted level(s). Payment of any Individual Award Opportunity on account of the Participant’s Disability shall be made in a single lump sum.

(c)	Termination for Cause. In the event of the Participant’s termination of employment for Cause during an applicable Performance Period, the Incentive Award Opportunity granted to the Participant with respect to such Performance Period shall be immediately forfeited in full. Whether a Participant has committed an act or omitted an action that constitutes grounds for a termination for Cause shall be determined by the Committee in its sole discretion, but in good faith.

(d)	Termination by Participant for Good Reason. In the event of the Participant’s termination of employment for Good Reason during an applicable Performance Period, the Incentive Award Opportunity payable to the Participant with respect to such Performance Period shall be the full amount payable under Incentive Award Opportunity, as determined by the Committee as of the end of the Performance Period, multiplied by a fraction, the numerator of which is the number of full consecutive months of the Participant’s employment during the Performance Period prior to his or her termination for Good Reason, and the denominator of which is 12. Whether the Participant has sustained a Good Reason event shall be determined by the Committee in its sole discretion, but in good faith. Any Individual Award Opportunity that becomes payable on account of a termination of employment for Good Reason shall be payable only after the Committee certifies that the applicable performance objective(s) or other criteria with respect to the Individual Award Opportunity have been satisfied. Payment of any Individual Award Opportunity on account of the Participant’s termination of employment for Good Reason shall be made a single lump sum.

(e)	Termination by Participant Other Than for Good Reason. In the event of the Participant’s voluntary termination of employment other than for Good Reason during an applicable Performance Period, the Incentive Award Opportunity granted to the Participant with respect to such Performance Period shall be immediately forfeited in full.

(f)	Termination in Connection with a Change in Control. In the event of the Participant’s termination of employment in connection with a Change in Control, where both the Change in Control and the termination of employment occur within the same Performance Period, the Incentive Award Opportunity payable to the Participant with respect to such Performance Period shall be the full amount otherwise payable under Incentive Award Opportunity multiplied by a fraction, the numerator of which is the number of full consecutive months of the Participant’s employment during the Performance Period prior to his or her termination of employment, and the denominator of which is 12. Whether the Participant has sustained a termination of employment in connection with a Change in Control shall be determined by the Committee in its sole discretion, but in good faith. If the reason for the Change in Control is an event described in Section 2.5(a) or (c), the Individual Award Opportunity shall be paid in a single lump sum as soon as administratively practicable following the termination of employment, the payment to be based upon the assumption that, as of the date of the Change in Control, the applicable performance objective(s) or other criteria will be satisfied at the targeted level(s). If the reason for the Change in Control is an event described in Section 2.5(b), the Individual Award Opportunity shall be payable, in a single lump sum, only after the Committee certifies that the applicable performance objective(s) or other criteria with respect to the Individual Award Opportunity have been satisfied, as determined by the Committee as of the end of the Performance Period.

(g)	Retirement. In the event of a Participant’s Retirement during an applicable Performance Period, the Incentive Award Opportunity payable to the Participant with respect to such Performance Period shall be the full amount payable under Incentive Award Opportunity, assuming for this purpose that, as of the date of Retirement, the applicable performance objective(s) or other criteria will be satisfied at the targeted level(s), multiplied by a fraction, the numerator of which is the number of full consecutive months of the Participant’s employment during the Performance Period prior to his or her Retirement, and the denominator of which is 12. Any Individual Award Opportunity that becomes payable on account of the Participant’s Retirement shall be payable only after the Committee certifies that the applicable performance objective(s) or other criteria with respect to the Individual Award Opportunity have been satisfied. Payment of any Individual Award Opportunity on account of the Participant’s Retirement shall be made in a single lump sum.
     5.4 Parachute Payments and Parachute Awards. Notwithstanding any provision of this Plan to the contrary, but subject to any conflicting provisions in any Participant’s employment agreement with the Company or any Parent or Subsidiary thereof, if, in connection with a Change in Control, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Incentive Award Opportunities that become vested or distributable shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Incentive Award Opportunities not becoming so vested or distributable, the “Parachute Awards”); provided, however, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Change in Control, then the Incentive Award Opportunities shall become immediately vested and distributable without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 5.4 shall be made by the Company.
VI. General
     6.1 Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval at the 2006 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such meeting, shall become effective for Performance Periods beginning on or after January 1, 2007. This Plan shall terminate as of January 1, 2012, unless terminated earlier by the Committee. In the event that this Plan is not approved by the stockholders of the Company, this Plan shall be null and void.
     6.2 Amendment or Termination of Plan. The Committee may amend or terminate this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. Notwithstanding any provision of this Plan to the contrary, if the Company has executed a definitive acquisition or similar agreement pursuant to which a Change in Control will occur upon the closing of the transaction(s) contemplated thereby, the Committee, in its sole discretion, may treat the execution of such agreement itself as triggering a Change in Control within the meaning of Section 2.5(a) (b) or (c), as applicable.
     6.3 Non-Transferability of Awards. No award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.
     6.4 Tax Withholding and Deductions. The Company shall have the right to require, prior to the payment of any amount pursuant to an award made hereunder, payment by the Participant of any Federal, state, local, foreign or other taxes which may be required to be withheld or paid in connection with such award. It is intended that the Company’s contributions under the Plan will be deductible to the Company when benefits are received by the Participant under Section 404(a)(5) of the Code, and the Participant shall be taxed on the benefits upon actual receipt of payments under Section 61 of the Code.
     6.5 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or any Parent or Subsidiary thereof Company, or affect in any manner the right of the Company, or any Parent or Subsidiary thereof to terminate the employment of any person at any time without liability hereunder.

     6.6 Designation of Beneficiary. A Participant may file with the Committee a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding award shall be payable to the Participant’s executor, administrator, legal representative or similar person.
     6.7 Governing Law. This Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
     6.8 Other Plans. Neither the adoption of the Plan nor the submission of the Plan to the Company’s stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.
     6.9 Binding Effect. The Plan shall be binding upon the Company and its successors and assigns and the Participants and their Beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.
Approvals
2007 Annual Incentive Plan:

Adopted by the Compensation Committee of the Board of Directors on:

Approved by the Stockholders on:

Appendix B
NATURAL HEALTH TRENDS CORP.
2007 EQUITY INCENTIVE PLAN
1. Purpose and Eligibility. The purpose of this 2007 Equity Incentive Plan (the “Plan”) of Natural Health Trends Corp., a Delaware corporation (the “Company”) is to provide stock options, stock issuances and other equity interests in the Company (each, an “Award”) to (a) Employees, officers, directors, consultants and advisors of the Company and any Parent or Subsidiary thereof, and (b) any other Person who is determined by the Committee of the Board of Directors of the Company (the “Board”) to have made (or is expected to make) contributions to the Company or any Parent or Subsidiary thereof. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 3 and certain other Sections of the Plan.
2. Restatement and Effective Date. This Plan replaces in its entirety the Natural Health Trends Corp. 2002 Stock Option Plan (the “2002 Plan”). As of the date this Plan is approved by the Company’s shareholders, the 2002 Plan shall be deemed terminated; provided, however, that, after such date of termination, and for the period of time thereafter during which this Plan or any successor thereto remains in existence, all “Stock Options,” as defined in the 2002 Plan, and vested stock issuances with respect thereto, shall be subject to the terms of the 2002 Plan and the applicable grant agreement executed thereunder, and not to the terms of this Plan, except to the extent that (a) there is no conflict between the terms of the 2002 Plan and the terms of this Plan with respect to such Stock Options and vested stock issuances or (b) the recipient of such Stock Options and vested stock issuances consents to the applicability of this Plan. In the event of the applicability of (a) or (b) of the immediately preceding sentence, the Committee shall take such actions as are consistent with Section 14j of this Plan and applicable law to apply the provisions of this Plan to Stock Options and vested stock issuances with respect thereto.
3. Certain Definitions.
     a. “Base Salary” shall mean a Participant’s rate of annual compensation for services performed for the Company, Parent or Subsidiary, as applicable, in effect on the first day of an applicable Performance Period. In computing Base Salary, only such compensation as would be includable in the Participant’s gross income for United States federal income tax purposes shall be included (including amounts excludable under Section 911 of the Code) or which would have been so includable if the Participant had been a United States citizen or resident; provided, however, that a Participant’s pre-tax elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement, qualified transportation fringe benefit plan, tax-sheltered annuity, and the amounts credited to a Participant under a non-qualified deferred compensation plan, each within the meaning of Treasury Regulation Section 1.280G-1, Q&A 21(a) shall be taken into account. For purposes of this definition, Parent and Subsidiary shall be defined by applying the applicable statutory references in Section 3n and 3s, respectively, by replacing “more than 50%” with “at least 80%” where the former term appears.

     b. “Cause” shall mean
i.	“cause” or words of similar import contained in the Participant’s written employment agreement, if any, with the Company; and

ii.	conduct, as determined by the Committee, involving one or more of the following:
(A)	gross misconduct or inadequate performance by the Participant which is injurious to the Company;

(B)	the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company;

(C)	the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any non-competition or non-solicitation covenant or assignment of inventions obligation with the Company;

(D)	the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company;

(E)	the indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant’s ability to perform such obligations;

(F)	the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or

(G)	the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause.
For purposes of this definition, “Company” shall be deemed to include any Parent or Subsidiary.
     c. “Change in Control” shall mean
i.	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of voting stock of the Company (the “Voting Stock”); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 50% or more of Voting Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Voting Stock, shall not constitute a Change in Control;

ii.	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason (other than malfeasance) to constitute a majority of the members of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s shareholders was approved by a majority of the members of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below) shall be deemed to be members of the Incumbent Directors; or

iii.	The consummation of (A) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from Merger, (B) a complete liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a Subsidiary of the Company.
     d. “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.
     e. “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board that satisfies any then applicable requirements of the New York Stock Exchange, Nasdaq, or such other principal national stock exchange on which the Common Stock is then traded, and which consists of two or more members of the Board, each of whom may be an outside director within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing, in the case of any Award granted to any Participant who is a “covered employee” within the meaning of Section 162(m), the Committee shall consist of two or more members of the Board who are “outside directors” within the meaning of such Section.
     f. “Common Stock” shall mean the common stock of the Company, par value of $.01 per share.

     g. “Company,” for purposes of Awards other than Incentive Stock Options, shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.
     h. “Designated Beneficiary” shall mean the beneficiary designated by a Participant, in accordance with Section 16g hereof, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.
     i. “Determination Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (i) 90 days after the commencement of the Performance Period and (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within a Determination Period may be taken at a later date if permissible under Section 162(m) of the Code or regulations promulgated thereunder, as they may be amended from time to time.
     j. “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
     k. “Effective Date” shall mean January 1, 2007.
     l. “Employee” shall mean an employee of the Company or any Parent or Subsidiary thereof, but only if the employee is reported as such on the payroll records of such entity. For purposes of eligibility under the Plan, an “Employee” shall include any person to whom an offer of employment has been extended by the Company or any Parent or Subsidiary.
     m. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     n. “Good Reason” shall mean the occurrence of any one or more of the following events:
i.	a material breach by the Company of its obligation under this Agreement;

ii.	a material diminution in the Participant’s position or job duties, as set forth in the Participant’s written employment agreement with the Company, Parent or Subsidiary, as applicable, or other written documentation; or

iii.	any reduction in the Participant’s Base Salary by more than 80 percent (80%), either in one step or a series of steps, within a Performance Period;
provided, however, that a Good Reason shall not exist involving any of the above until the Company, in the case of (i) above, or the Company, Parent or Subsidiary, as applicable, in the case of (ii) or (iii) above, has first failed to cure such breach, diminution of position or job duties or reduction in Base Salary, as applicable, within thirty (30) days of having been given written notice of the same by the Participant.
     o. “Parent” shall mean a “parent corporation,” within the meaning of Section 424(e) of the Code, with respect to the Company.

     p. “Performance Period” shall mean a two or more-consecutive fiscal or calendar year period for which performance or other goals are established herein with respect to an Award.
     q. “Person” shall mean a person within Section 3(a)(9) of the Exchange Act.
     r. “Plan” shall mean the Natural Health Trends Corp. 2007 Equity Incentive Plan, as set forth herein, as it may be amended from time to time.
     s. “Retirement” shall mean the voluntary termination of the Participant at any time on or after attaining age 65.
     t. “Subsidiary” shall mean a “subsidiary corporation,” within the meaning of Section 424(f) of the Code, with respect to the Company.
4. Administration.
     a. General. The Plan shall be administered by the Committee. The Committee, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award.
     b. Powers and Responsibilities. Subject to the express limitation of the Plan, the Committee shall have the following discretionary powers, rights and responsibilities, in addition to those described in Section 4a.:
i.	to construe and determine the respective Stock Option Agreements, other Agreements, Awards and the Plan;

ii.	to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards;

iii.	to determine the extent to which Award vesting schedules shall be accelerated or Award payments made to, or forfeited by, a Participant in the event of (A) the Participant’s termination of employment with the Company or any Parent or Subsidiary thereof due to Disability, Retirement, death, Good Reason, Cause or other reason, or (B) a Change in Control of the Company;

iv.	to determine the terms and provisions of the respective Stock Option Agreements, other Agreements and Awards, which need not be identical;

v.	to reduce or eliminate, as of the end of any applicable Performance Period, based upon objective or subjective measures, the minimum or maximum amount to be paid to a Participant under any Award who has qualified for such minimum or maximum amount, provided, that such reduction does not result in an increase in the amount payable to another Participant under another Award;

vi.	to grant Awards to Participants who are not “covered employees” within the meaning of Section 162(m) based upon the attainment of performance goals that do not constitute “objective performance goals” within the meaning of Section 162(m); and

vii.	to make all other determinations in the judgment of the Committee necessary or desirable for the administration and interpretation of the Plan.
The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement, other Agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Stock Option Agreement, other Agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.
     c. Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer of the Company or other executive officer of the Company as the Committee deems appropriate. Notwithstanding the foregoing, with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period, only the Committee shall be permitted to (i) designate such person to participate in the Plan for such Performance Period, (ii) establish performance goals and Individual Award Opportunities for such person, and (iii) certify the achievement of such performance goals. For purposes of the immediately preceding sentence, “Committee” shall mean two or more members of the Board who are “outside directors” within the meaning of Section 162(m) of the Code.
5. Performance Goals and Other Criteria.
     a. Role of Committee. The Committee shall establish within the Determination Period of each Performance Period (i) one or more objective performance goals for each Participant or for any group of Participants (or both), provided that the outcome of each goal is substantially uncertain at the time the Committee establishes such goal and/or (ii) other criteria, including, but not limited to, performance criteria that do not satisfy the requirements of Treasury Regulation Section 1.162-27(e)(2) or time vesting criteria, the satisfaction of which is required for the payment of an Incentive Award Opportunity.
     b. Performance Factors. Performance goals shall be based exclusively on one or more of the following objective Company (including any division or operating unit thereof) or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement, the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share, earnings per share excluding non-recurring, special or extraordinary items, return to stockholders (including dividends), return on capital, return on total capital deployed, return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, revenue increase, distributor count, new distributor count, growth in distributor count, distributor retention rate, distributor attrition rate, repeat purchase rate, recurring revenue, recurring revenue increase, market share, cash flow or cost reduction goals, cash flow provided by operations, net cash flow, short-term or long-term cash flow return on investment, interest expense after taxes, return on investment, return on investment capital, economic value created, operating margin, gross profit margin, net profit margin, pre-tax income margin, net income margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pre-tax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing.
     c. Participants Who Are Covered Employees. With respect to Participants who are “covered employees” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, are likely to be covered employees at any time during the applicable Performance Period, an Individual Award Opportunity may be based only on performance factors that are compliant with the requirements of Treasury Regulation Section 1.162-27(e)(2). For this purpose, the factors listed in Section 4.1(b) shall be deemed to be compliant with the requirements of such Treasury Regulation.
     d. Participants Who Are Not Covered Employees. Notwithstanding any provision of this Plan to the contrary, with respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period, the performance or other goals established for the Performance Period may consist of any objective Company (including any division or operating unit thereof) or individual measures, whether or not listed in (b) above or whether or not compliant with the requirements of Treasury Regulation Section 1.162-27(e)(2), and the Committee may grant Awards without regard to the need for satisfaction of any performance goals whatsoever and/or without reference to any particular Performance Period. Without in any way limiting the generality of the foregoing, such performance goals may include subjective goals, the satisfaction of which shall be determined by the Committee, in its sole and absolute discretion, and the Committee may grant Awards subject only to the requirement of time vesting. Performance or other goals with respect to an Award shall be subject to such other special rules and conditions as the Committee may establish at any time within the Determination Period.
     e. Applicability of Section Rule 16b-3. Notwithstanding anything to the contrary in the foregoing if, or at such time as, the Common Stock is or becomes registered under Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute, the Plan shall be administered in a manner consistent with Rule 16b-3 promulgated thereunder, as it may be amended from time to time, or any successor rules (“Rule 16b-3”), such that all subsequent grants of Awards hereunder to Reporting Persons, as hereinafter defined, shall be exempt under such rule. Those provisions of the Plan which make express reference to Rule 16b-3 or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16 (a) of the Exchange Act (a “Reporting Person”).

     f. Applicability of Section 162(m). Notwithstanding any provisions in this Plan to the contrary, whenever the Committee is authorized to exercise its discretion in the administration or amendment of this Plan or any Award hereunder or otherwise, the Committee may not exercise such discretion in a manner that would cause any outstanding Award that would otherwise qualify as performance-based compensation under Section 162 (m) Code and the regulations thereunder (“Section 162 (m)”) to fail to so qualify under Section 162 (m). To the extent necessary for an Award granted hereunder to qualify as performance-based compensation under Section 162(m), such Award shall be made pursuant to preestablished objective performance criteria. In furtherance thereof, performance goals shall be based exclusively on one or more of the objective Company (including any division or operating unit thereof) or individual measures set forth in Section 5b. hereof.
6. Stock Available for Awards.
     a. Number of Shares. Subject to adjustment under Section 6c, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to the Plan is the Available Shares (as defined on the last page). If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If an Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Award shall again be available for subsequent Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
     b. Per-Participant Limit. Subject to adjustment under Section 6c, no Participant may be granted Awards during any one fiscal year to purchase more than 150,000 shares of Common Stock.
     c. Adjustment to Common Stock. Subject to Section 14, in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit and (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option and Stock Appreciation Right shall be adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate.
7. Stock Option Awards.
     a. General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement, consisting of a Notice of Stock Option Award and a Stock Option Award Agreement (collectively, a “Stock Option Agreement”).
     b. Incentive Stock Options. An Option that the Committee intends to be an incentive stock option (an “Incentive Stock Option”) as defined in Section 422 of the Code, as amended, or any successor statute (“Section 422”), shall be granted only to an Employee and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder. The Committee, the Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option” or “Nonqualified Stock Option.”
     c. Dollar Limitation. For so long as the Code shall so provide, Options granted to any Employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below and determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Nonqualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Committee, Options shall be taken into account in the order granted, and the Committee may designate that portion of any Incentive Stock Option that shall be treated as Nonqualified Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.
     d. Exercise Price. The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement; provided, however, in no event may the per share exercise price be less than the Fair Market Value (as defined below) of the Common Stock on the date of grant; and provided, further, however, that, except as may be required under Section 6c, the Committee may not reduce, directly or indirectly, at any time following the grant of the Option, the exercise price per share of Common Stock underlying the Option to a level below the Fair Market Value per share of Common Stock on the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, then the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date of grant. In the case of a grant of an Incentive Stock Option to any other Participant, the exercise price shall be no less than 100% of the Fair Market Value of the Common Stock on the date of grant.
     e. Term of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Stock Option Agreement; provided, that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant. The term of any Nonqualified Stock Option may not be more than ten (10) years from the date of grant.
     f. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 7g and the Stock Option Agreement for the number of shares for which the Option is exercised.
     g. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Committee in its sole and absolute discretion:
i.	by check payable to the order of the Company;

ii.	only if the Common Stock is then publicly traded, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker (selected by the Participant and otherwise without the financial involvement of the Company) to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price (each, a “Cashless Exercise”);

iii.	to the extent explicitly provided in the applicable Stock Option Agreement, by delivery of shares of Common Stock owned by the Participant valued at Fair Market Value (as determined by the Committee or as determined pursuant to the applicable Stock Option Agreement);

iv.	payment of such other lawful consideration as the Committee may determine.
Except as otherwise expressly set forth in a Stock Option Agreement, the Committee shall have no obligation to accept consideration other than cash and in particular, unless the Committee so expressly provides, in no event will the Company accept the delivery of shares of Common Stock that have not been owned by the Participant at least six months prior to the exercise or permit a Cashless Exercise if such Cashless Exercise would contravene any provision of applicable law. The Fair Market Value of any shares of the Company’s Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Committee.
     h. Acceleration, Extension, Etc. The Committee may, in its sole discretion, and in all instances subject to any relevant tax and accounting considerations which may adversely impact or impair the Company, (i) accelerate the date or dates on which all or any particular Options or Awards granted under the Plan may be exercised, or (ii) extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised or vest.

     i. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company’s Common Stock is publicly traded under the Exchange Act, “Fair Market Value” shall mean (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the last reported sales price for such stock (on that date) or the closing bid, if no sales were reported as quoted on such exchange or system as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a national market system. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee after taking into consideration all factors which it deems appropriate.
8. Restricted Stock Awards.
     a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) restrictions on transfer as set forth in the applicable Award instrument and (ii) forfeiture unless and until all specified employment, vesting and/or performance conditions, as set forth in the applicable Award instrument, are met (such shares of Common Stock, “Restricted Stock,” and each such Award, a “Restricted Stock Award”).
     b. Terms and Conditions. The Committee shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). Restricted Stock Awards shall be issued for no cash consideration or such minimum consideration as may be required by law. After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the Designated Beneficiary.
9. Restricted Stock Unit Awards.
     a. Grant. The Committee may grant Awards entitling recipients to the right to acquire, at some time in the future, shares of Restricted Stock, subject to such other conditions as the Committee may prescribe in the applicable Award Agreement (each such Award, a “Restricted Stock Unit Award”). Restricted Stock Unit Awards are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the particular Agreements applicable to such Awards.
     b. Terms and Conditions. The Committee shall determine the terms and conditions of any such Restricted Stock Unit Award. No stock certificates shall be issued in respect of a Restricted Stock Unit Award at the time of grant. However, upon the lapse of all applicable restrictions, the Company (or the Company’s counsel as its designee) shall deliver stock certificates to the Participant or, if the Participant has died, to the Designated Beneficiary.

10. Stock Appreciation Right Awards.
     a. Grant. The Committee may grant Awards entitling recipients to the right to acquire, at some time in the future, upon exercise, one or more shares of Common Stock, in an amount equal to the product of (i) the excess of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the exercise price per share set forth in the applicable Award Agreement and (ii) the number of shares of Common Stock with respect to which the right is exercised, subject to such other conditions as the Committee may prescribe in the applicable Award Agreement (each, a “Stock Appreciation Right Award”). Stock Appreciation Right Awards are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the particular Agreements applicable to such Awards.
     b. Terms. The Committee shall determine the terms and conditions of any such Stock Appreciation Right Award. A Stock Appreciation Right Award may be issued either in tandem with, or by reference to, an Option (each such Award, a “Tandem SAR”) or not so issued (each such Award, a “Free-Standing SAR”). It is the intention of the Committee that the exercise of Tandem SARs assist the recipient of an Option with the ability to pay the exercise price of the Option. The exercise price of a Tandem SAR shall be the exercise price per share of the related Option. The exercise price of a Free-Standing SAR shall be determined by the Committee in its sole discretion; provided, however, that exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant; and provided, further, however, that, except as may be required under Section 6c, the Committee may not reduce, at any time following the grant of the Free-Standing SAR, the exercise price per share of Common Stock underlying such Free-Standing SAR to a level below the Fair Market Value per share of Common Stock on the date of grant. No stock certificates shall be issued in respect of a Stock Appreciation Right Award, and such Award shall be reflected merely in book entry form on the Company’s books and records. However, upon exercise, the Company (or the Company’s counsel as its designee) shall deliver stock certificates to the Participant or, if the Participant has died, to the Designated Beneficiary.
11. Performance Share Awards
     a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock upon the attainment of specified performance goals within a specified Performance Period, which shares may or may not be shares of Restricted Stock, subject to such other conditions as the Committee may prescribe in the applicable Award (each such share of Common Stock, a “Performance Share,” and each such Award, a “Performance Share Award”). Performance Share Awards are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the particular Agreements applicable to such Awards.
     b. Terms and Conditions. The Committee shall determine the terms and conditions of any such Performance Share Award. Unless otherwise determined by the Committee, the payment value of the Performance Share Awards shall be based upon the Fair Market Value of the Common Stock underlying such Award on the date the Performance Shares are earned or on the date the Committee determines that the Performance Shares have been earned. The

Committee shall establish performance goals for each Performance Period for the purpose of determining the extent to which Performance Shares awarded for such cycle are earned. As soon as administratively practicable after the end of a performance cycle, the Committee shall determine the number of Performance Shares which have been earned in relation to the established performance goals. No stock certificates shall be issued in respect of a Performance Share Award at the time of grant unless the Performance Shares are shares of Restricted Stock, in which case the rules of Section 10b with respect to the issuance of certificates shall apply. However, upon the lapse of all applicable restrictions, the Company (or the Company’s counsel as its designee) shall deliver stock certificates to the Participant or, if the Participant has died, to the Designated Beneficiary.
12. Award Shares
     a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment needs, if any, as the Committee shall determine in the applicable Award Agreement (each such Award, an “Award Share.”) Award Shares are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the particular Agreements applicable to such Awards.
     b. Terms and Conditions. The Committee shall determine the terms and conditions of any such Award Share. Award Shares shall be issued for no cash consideration or such minimum consideration as may be required by law. When paid, the Company (or the Company’s counsel as its designee) shall deliver stock certificates for the Award Shares to the Participant or, if the Participant has died, to the Designated Beneficiary.
13. Other Stock-Based Awards. The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of securities convertible into Common Stock and the grant of phantom stock awards or stock units.
14. General Provisions Applicable to Awards.
     a. Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except as the Committee may otherwise determine or provide in an Award, that Nonstatutory Options and Restricted Stock Awards may be transferred pursuant to a qualified domestic relations order (as defined in ERISA) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Stock Option Agreement and Restricted Stock Award, which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
     b. Documentation. Each Award under the Plan shall be evidenced by a written instrument (each, an “Agreement”) in such form as the Committee shall determine or as executed by an officer of the Company pursuant to authority delegated by the Committee or Board. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.
     c. Committee Discretion. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.
     d. Additional Award Provisions. The Committee may, in its sole discretion, include additional provisions in any Stock Option Agreement, Restricted Stock Award or other Award granted under the Plan, including without limitation restrictions on transfer, commitments to pay cash bonuses, to make, arrange for or guaranty loans (subject to compliance with Section 14m) or to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions as shall be determined by the Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law.
     e. Termination of Status. The Committee shall determine the effect on an Award of the Disability, death, Retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.
     f. Change in Control of the Company.
i.	Unless otherwise expressly provided in the applicable Agreement, in connection with the occurrence of a Change in Control, the Committee shall, in its sole discretion as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Committee shall specify), take one or any combination of the following actions:
A.	make appropriate provision for the continuation of such Award by the Company or the assumption of such Award by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Award either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change in Control, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Committee deems appropriate, the fair market value of which (as determined by the Committee in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Award immediately preceding the Change in Control;

B.	accelerate the date of exercise or vesting of such Award;

C.	permit the exchange of such Award for the right to participate in any stock option or other employee benefit plan of any successor corporation;

D.	provide for the repurchase of the Award for an amount equal to the difference of (x) the consideration received per share for the securities underlying the Award in the Change in Control minus (y) the per share exercise price of such securities. Such amount shall be payable in cash or the property payable in respect of such securities in connection with the Change in Control. The value of any such property shall be determined by the Committee in its discretion; or

E.	provide for the termination of such Award immediately prior to the consummation of the Change in Control; provided that no such termination will be effective if the Change in Control is not consummated.
     g. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Committee, be made subject to and conditioned upon the consummation of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate upon the consummation of such proposed action.
     h. Assumption of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.
     i. Parachute Payments and Parachute Awards. Notwithstanding the provisions of Section 14f, but subject to any contrary provisions in a Participant’s employment agreement with the Company or any Parent or Subsidiary, if, in connection with a Change in Control, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such Section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); provided, however, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Change in Control, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 14i shall be made by the Company or such advisors as the Company shall retain for such purposes.
     j. Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
     k. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
     l. Acceleration. The Committee may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.
     m. Sarbanes-Oxley Act Compliance. Notwithstanding any provision of the Plan to the contrary, the Committee, in accordance with any applicable rules or regulations promulgated by the Securities and Exchange Commission (the “SEC”) and/or the United States Department of Labor, shall (i) notify in a timely manner each Participant who is a Reporting Person of any transaction occurring under the Plan that requires reporting by the Reporting Person on SEC Form 4 or 5 as applicable, each as revised pursuant to changes to Exchange Act Rule 16a-3, 16a-6 or 16a-8, as applicable, made by Sarbanes-Oxley Act of 2002, P.L. No. 107-204 (the “Act”); (ii) otherwise comply with all notice, disclosure and reporting requirements applicable to the Program pursuant to such Act; and (iii) prohibit the making or guaranteeing of loans under Section 8c of this Program to the extent necessary to comply with Section 402 of the Act.
15. Taxes/Code 409A. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an Award any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options or other Awards under the Plan, the purchase of shares subject to the Award or the grant of Common Stock free and clear of any restrictions thereon. Subject to the prior approval of the

Company, which may be withheld by the Company in its sole discretion, the optionee or recipient of an Award may elect to satisfy such obligation, in whole or in part, (a) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or other Award, the purchase of shares subject to an Award, or the grant of Common Stock free and clear of any restrictions thereon or (b) by delivering to the Company shares of Common Stock already owned by the optionee or Award recipient of an Award. The shares so delivered or withheld shall have a Fair Market Value of the shares used to satisfy such withholding obligation as shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee or recipient of an Award who has made an election pursuant to this Section may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. Notwithstanding anything herein to the contrary, to the extent a delay in payment or other modification to this Plan or an Agreement is required as determined in the opinion of Company’s tax advisors to prevent the imposition of an additional tax to the recipient under Section 409A of the Code, then such payment shall not be made until the first date on which such payment is permitted or other modifications shall be made to comply with Section 409A and interpretive guidance issued thereunder.
16. Miscellaneous.
     a. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

     b. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.
     c. Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval at the 2006 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such meeting, shall become effective for Performance Periods beginning on or after January 1, 2007. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Committee, but Awards previously granted may extend beyond that date.
     d. Amendment of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations. Notwithstanding any provision of this Plan to the contrary, if the Company has executed a definitive acquisition or similar agreement pursuant to which a Change in Control will occur upon the closing of the transaction(s) contemplated thereby, the Committee, in its sole discretion, may treat the execution of such agreement itself as triggering a Change in Control within the meaning of Section 3ci, ii or iii, as applicable.
     e. No Trust Fund or ERISA Plan Created. Neither the Plan nor any Award granted thereunder shall create or be construed as creating a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant, Designated Beneficiary or any other person. To the extent that any Participant, Designated Beneficiary or any other person acquires any Award under the Plan, his or her rights with respect thereto shall be not greater than the rights of any unsecured general creditor of the Company. The Plan is not intended to constitute any type of plan, fund or program providing retirement income or resulting in the deferral of income for periods extending to the termination of employment of beyond, and ERISA shall not apply to the Plan. No provision of this Plan shall be construed as subjecting any portion of the Plan to any requirements of ERISA.
     f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the state of Delaware, without regard to any applicable conflicts of law.
     g. Designation of Beneficiary. A Participant may file with the Committee a written designation of one or more persons as such Participant’s Designated Beneficiary or Designated Beneficiaries. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding award shall be payable to the Participant’s estate.

Approvals
2007 Equity Incentive Plan:

Available Shares:
(1) Incentive Stock Options	155,000	*

(2) Other Awards	1,395,000

Total	1,550,000

*	10% of total Available Shares on date of Adoption by Committee

Adopted by the Compensation Committee of the Board of Directors on:	August 18, 2006
Approved by the Stockholders on:

NATURAL HEALTH TRENDS CORP.
PROXY
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING TO BE HELD ON NOVEMBER 17, 2006
The undersigned hereby appoints Stephanie S. Hayano or Gary C. Wallace, and each of them, jointly and severally, as the undersigned’s proxy or proxies, with full power of substitution, to vote all shares of common stock of Natural Health Trends Corp. (the “Company”) which the undersigned is entitled to vote at the annual meeting of the common stockholders to be held at 2050 Diplomat Drive, Dallas, Texas 75234 on Friday, November 17, 2006 at 9:00 a.m., Dallas, Texas time, and any postponements or adjournments thereof, as fully as the undersigned could if personally present, upon the Items set forth below, revoking any proxy or proxies heretofore given.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES IN ITEM 1 AND FOR ITEM 2 AND IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.
(Continued, and to be marked, dated and signed, on the other side.)
▲ FOLD AND DETACH HERE ▲

The board of directors recommend a vote FOR Items 1, 2, 3 and 4	Please mark your votes as indicated in this example.	X

1.	The election of the following six directors to hold office until the next annual meeting of the Company’s stockholders and until their respective successors shall have been duly elected and qualified.

☐ FOR ALL NOMINEES (except for the names struck out below)	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

(Randall A. Mason, Stephanie S. Hayano, Anthony B. Martino,
Terrence M. Morris, Colin J. O’Brien and Sir Brian Wolfson)
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.
2.	The ratification of Lane Gorman Trubitt, L.L.P. as the Company’s independent auditors for the fiscal year ending December 31, 2006.
                                  FOR ☐                       AGAINST ☐                        ABSTAIN ☐

3.	The approval of the Company’s 2007 Annual Incentive Plan.
4.	The approval of the Company’s 2007 Equity Incentive Plan.
5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Date /

Signature

Signature, If Jointly Held
If acting as Attorney, Executor, Trustee or in other
representative capacity, please sign name and title.
FOLD AND DETACH HERE AND READ THE REVERSE SIDE

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